EXHIBIT 10.1

(Execution Copy)

FOURTH ADDENDUM TO LEASE

THIS FOURTH ADDENDUM TO LEASE (“Fourth Addendum”) is entered into as of the 16th day of March, 2022 (“Effective Date”), by and between MN Golden 1, LLC and MN Golden 2, LLC (as tenants in common), both being Minnesota limited liability companies having offices at 820 Morris Turnpike, Suite 301, Short Hills, New Jersey 07078 (collectively, “Landlord”), and Surmodics, Inc., a Minnesota corporation (“Tenant”).

WITNESSETH:

WHEREAS, Landlord and Tenant entered into that certain Lease dated November 17, 2017, as amended by that certain First Addendum to Lease dated September 13, 2019, as amended by that certain Second Addendum to Lease dated May 2020, and as amended by that certain Third Addendum to Lease dated November 23, 2021 (collectively, the “Lease”), whereby Landlord is leasing to Tenant those certain premises described therein (the “Premises”) at the Golden Triangle Technology Center (the “Building”) in the City of Eden Prairie, County of Hennepin, State of Minnesota; and

WHEREAS, Landlord and Tenant desire to amend the Lease to revise the Phase 2 Rent Commencement Date as set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals, each of which is incorporated by reference herein, and the mutual promises and covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree the Lease is amended as follows:

1.

Rules of Construction. The terms contained in Fourth Addendum will be as effective as if they were typewritten in the Lease. In the event there is any conflict between the Lease and this Fourth Addendum, the provisions of this Fourth Addendum will prevail with respect to the Expansion Space. All other terms of the Lease are still in full force and effect. As used in this Fourth Addendum, the words “this Lease” will mean the Lease and this Fourth Addendum. Unless specifically defined herein, all capitalized terms used in this Fourth Addendum shall have the same meaning as the capitalized terms in the Lease.

2.

Tenant Delivery of Tenant Phase 2 Demolition Cost Estimate and Completion of the Landlord Demolition Work. The section of the Lease entitled “Tenant Delivery of Tenant Phase 2 Demolition Cost Estimate and Completion of the Landlord Demolition Work” is hereby amended to add the following:

“iv.

If Landlord and Tenant reach agreement by March 16, 2022, on the cost to be paid by Landlord for completion of the Landlord Demolition Work by Tenant’s selected contractor, then Landlord will deliver the Phase 2 Expansion Space to Tenant on March 16, 2022, and Tenant will cause the demolition scope of work to be completed in substantial compliance with the approved Tenant Phase 2 Demolition Plans, and Landlord shall pay Tenant’s selected contractor for completion of the Landlord Demolition Work, not to exceed the amount agreed to by and between Landlord and Tenant pursuant to this section.”

3.

Phase 2 Rent Commencement Date. The “Phase 2 Rent Commencement Date” is hereby amended as follows: “Except as otherwise provided in the Lease, the Phase 2 Rent Commencement Date for the Phase 2 Expansion Space shall be the earlier of (a) receipt of a certificate of occupancy for the Phase 2 Expansion Space; or (b) January 1, 2023. Beginning on the Phase 2 Rent Commencement Date, Minimum Rent and all Additional Rent will be calculated using a Floor Area of 90,435 rentable square feet.”

4.

Lease Ratification and Effect. Except as expressly amended hereby, all of the terms, provisions, covenants and conditions of the Lease are hereby ratified and confirmed and shall continue in full force and effect.

5.	Binding Effect. This Fourth Addendum shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and permitted assigns.
6.

Signatory Authority. Landlord and Tenant hereby represent and warrant that the undersign individuals executing this Fourth Addendum have received all applicable approvals and consents and are empowered and duly authorized to so execute this Fourth Addendum on behalf of the parties they represent.

7.

Effective Upon Execution and Delivery. This Fourth Addendum shall not be binding upon either party unless and until it is signed by both parties and a fully executed copy thereof is delivered to each party.

8.	Counterparts/Electronic Signatures. This Fourth Addendum may be executed in counterparts, each of which is deemed an original. Electronic signatures in “PDF” format are valid as original signatures.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the date first written above.

Dated March 17, 2022		LANDLORD:

MN GOLDEN 1, LLC

	By:	[Signature illegible]
	Its:	Manager

MN GOLDEN 2, LLC

	By:	[Signature illegible]
	Its:	Manager

Dated March 16, 2022		TENANT:

SURMODICS, INC.

	By:	/s/ Timothy J. Arens
	Its:	Senior Vice President of Finance and Chief Financial Officer

THIRD ADDENDUM TO LEASE

THIS THIRD ADDENDEIM TO LEASE (“Third Addendum”) is entered into as of the 23rd day of November, 2021 (“Effective Date”), by and between MN Golden 1, LLC and MN Golden 2, LLC (as tenants in common), both being Minnesota limited liability companies having offices at 820 Morris Turnpike, Suite 301, Short Hills, New Jersey 07078 (collectively, “Landlord”), and Surmodics, Inc., a Minnesota corporation (“Tenant”),

WITNESSETH:

WHEREAS, Landlord and Tenant entered into that certain Lease dated November 17, 2017, as amended by that certain First Addendum to Lease dated September 13, 2019, and as amended by that certain Second Addendum to Lease dated May 2020 (collectively, the “Lease”), whereby Landlord is leasing to Tenant those certain premises described as Suite 190, containing approximately 50,148 rentable square feet (the “Premises”), at the Golden Triangle Technology Center (the “Building”) in the City of Eden Prairie, County of Hennepin, State of Minnesota; and

WHEREAS, Landlord and Tenant desire to amend the Lease to provide for, among other things, Tenant to expand the leased Premises by approximately 40,287 rentable square feet in two sequenced phases as set forth herein; and

WHEREAS, the first phase of expansion is comprised of approximately 18,814 rentable square feet and is the entirety of Suite 150 of the Building as generally depicted on Exhibit A attached hereto (the “Phase 1 Expansion Space”); and

WHEREAS, the second phase of expansion is comprised of approximately 21,473 rentable square feet and is the entirety of Suite 100 of the Building as generally depicted on Exhibit A attached hereto (the “Phase 2 Expansion Space”); and

WHEREAS, the Phase 1 Expansion Space and the Phase 2 Expansion Space are referred to hereinafter collectively as the “Expansion Space.”

NOW, THEREFORE, in consideration of the foregoing recitals, each of which is incorporated by reference herein, and the mutual promises and covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree the Lease is amended as follows:

1.

Rules of Construction. The terms contained in Third Addendum will be as effective as if they were typewritten in the Lease. In the event there is any conflict between the Lease and this Third Addendum, the provisions of this Third Addendum will prevail with respect to the Expansion Space. All other terms of the Lease are still in full force and effect. As used in this Third Addendum, the words “this Lease” will mean the Lease and this Third Addendum. The term “Minimum Rent” shall have the same meaning as the term “Minimum Rental” (as that term is used in the Lease). Unless specifically defined herein, all capitalized terms used in this Third Addendum shall have the same meaning as the capitalized terms in the Lease.

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2.

Premises. Landlord does hereby lease to Tenant, and Tenant takes and hires from Landlord, the premises and improvements constituting the Expansion Space, as depicted on Exhibit A attached hereto and made a part hereof, together with all easements, appurtenances, rights and privileges now or hereafter belonging or appurtenant thereto. Upon execution and delivery of this Third Addendum and Landlord's delivery of the Expansion Space in two phases as set forth herein, the leased Premises (as that term is used in the Lease) shall contain 90,435 rentable square feet of Floor Area.

3.

Phase 1 Expansion Space Tenant Improvements. Upon the date on which Landlord tenders delivery of possession of the Phase 1 Expansion Space to Tenant (“Phase 1 Expansion Space Delivery Date”), Tenant agrees to accept the Phase 1 Expansion Space in its “As-Is” condition and thereafter promptly complete the Phase 1 Expansion Space tenant improvements. Landlord will use commercially reasonable efforts to cause the Phase 1 Expansion Space Delivery Date to occur on the Effective Date (the “Target Phase 1 Expansion Space Delivery Date”), to allow Tenant’s build-out to begin. If Landlord shall be unable to give possession because a certificate of occupancy or any other required certificate, permit, or variance has not been procured, or for any other reason not within the reasonable control of Landlord, Landlord shall not be subject to any liability for the failure to give possession. No such failure to give possession shall in any other respect affect the validity of this Third Addendum or the obligations of Tenant hereunder, nor shall the same be construed in any way to extend the Term. Notwithstanding anything to the contrary herein, the Phase 1 Rent Commencement Date for the Phase 1 Expansion Space shall be extended by one day for each day after the Target Phase 1 Expansion Space Delivery Date that the actual Phase 1 Expansion Space Delivery Date fails to occur.

a.

Plans. If it has not done so already, within ten (10) days after the Phase 1 Expansion Space Delivery Date, Tenant shall deliver to Landlord a space plan (the “Tenant Phase 1 Space Plan”) depicting Tenant’s desired improvements in the Phase 1 Expansion Space (the “Phase 1 Tenant Improvements”). Within ten (10) days after receipt of the Tenant Phase 1 Space Plan, Landlord will review and approve or disapprove the Tenant Phase 1 Space Plan in its reasonable discretion. If Landlord disapproves the Tenant Phase 1 Space Plan, it shall state with particularity the reasons for such disapproval. If disapproved, Tenant shall revise the Tenant Phase 1 Space Plan to address Landlord’s concerns and resubmit to Landlord for review and approval or disapproval. Upon approval of the Tenant Phase 1 Space Plan, Tenant shall cause working drawings (hereafter, “Tenant Phase 1 Working Drawings”) of the Phase 1 Tenant Improvements shown on the Tenant Phase 1 Space Plan to be prepared and delivered to Landlord. The Tenant Phase 1 Working Drawings shall consist of the plans and specifications in the form of working drawings or construction drawings identifying Tenant’s interior layout of the Phase 1 Expansion Space, including complete sets of architectural, structural, mechanical, electrical, and plumbing working drawings for all Phase 1 Tenant Improvements, in each case to the extent applicable. The Tenant Phase 1 Working Drawings shall include written instructions or specifications as may be necessary or required to secure a building permit from the City of Eden Prairie for said improvements to commence in due course. The Tenant Phase 1 Working Drawings shall be prepared by architects and engineers selected by Tenant and reasonably approved by

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Landlord. Within ten (10) days after delivery of the Tenant Phase 1 Working Drawings. Landlord shall either reasonably approve the Tenant Phase 1 Working Drawings or notify Tenant of the reasons Landlord does not reasonably approve them. Tenant shall revise the Tenant Phase 1 Working Drawings to address the concerns raised by Landlord and then resubmit for Landlord’s approval or disapproval pursuant to this section.

b.

Demolition. Promptly after the Phase 1 Expansion Space Delivery Date and during the plan approval process described above, Tenant may commence demolition activities in the Phase 1 Expansion Space, including removal and disposal of any fixtures, furniture, and equipment (FF&E) located in the Phase 1 Expansion Space as of the Phase 1 Expansion Space Delivery Date.

c.

Construction, Tenant shall have the right, subject to Landlord approval, which approval shall not be unreasonably withheld, conditioned, or delayed, to retain its own contractor (the “Outside Contractor”), designers, and engineers to perform the Phase 1 Tenant Improvements. Once commenced, Tenant shall promptly complete the Phase 1 Tenant Improvements in material compliance with the Tenant Phase 1 Working Drawings.

d.	Occupancy. Once the Phase 1 Tenant Improvements are completed and a certificate of occupancy has been issued by the City of Eden Prairie, Tenant may occupy the Phase 1 Expansion Space.

4. Phase 2 Expansion Space Demolition Work.

a.

Demolition Scope of Work. Subject to reaching mutual agreement on the cost for such work. Landlord shall pay for the following demolition work within the Phase 2 Expansion Space to be completed by Tenant’s contractor in accordance with drawings and specifications prepared by Tenant’s design professional: (a) removal of interior walls, including framing, doors, electrical outlets and switches, wiring, low voltage/data cabling, and plumbing or other utilities located in such interior walls to the extent not being reused by the Tenant (electrical, low voltage wiring/data cabling and plumbing serving the base building MEP systems and restrooms shall be left in place); (b) removal of carpeting, tile and other installed floor coverings to include mastics and/or other adhesives/setting beds; (c) removal of the acoustical and gypsum ceilings and soffits, including light fixtures and HVAC ductwork diffusers and grilles to the extent not being reused by the Tenant; (d) the existing restrooms shall be left in place and unmodified; (e) the existing wall framing and drywall at the exterior walls and restrooms shall be left in place and unmodified; (f) the existing HVAC roof top units shall be left in place and unmodified; (g) the existing fire protection sprinkler system shall be left in place and unmodified: (h) removal of all interior millwork and cabinetry; (i) the existing fire alarm system shall be left in place and unmodified; and (j) the interior doors, frames and finish hardware shall be salvaged for reuse by the Tenant (collectively, the “Landlord Demolition Work’’).

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b.

Tenant Delivery of Tenant Phase 2 Demolition Plans. On or before May 1, 2022. Tenant shall deliver to Landlord demolition drawings and specifications in accordance with the Landlord Demolition Work scope set forth in Section 4(a) above and as may be necessary or required to secure a demolition building permit from the City of Eden Prairie for the Phase 2 Expansion Space (“Tenant Phase 2 Demolition Plans”) at Landlord’s cost (not to exceed $6,500.00). Within ten (10) business days after receipt of the Tenant Phase 2 Demolition Plans, Landlord will review and approve or disapprove the Tenant Phase 2 Demolition Plans in its reasonable discretion. If Landlord disapproves the Tenant Phase 2 Demolition Plans, it shall state with particularity the reasons for such disapproval. If disapproved, Tenant shall revise the Tenant Phase 2 Demolition Plans to address Landlord’s concerns and resubmit to Landlord for review and approval or disapproval.

c.	Tenant Delivery of Tenant Phase 2 Demolition Cost Estimate and Completion of the Landlord Demolition Work.
i.

On or before June 15, 2022, Tenant shall deliver to Landlord a demolition cost estimate from a contractor to be retained by Tenant, subject to Landlord approval, which approval shall not be unreasonably withheld, conditioned, or delayed, and in accordance with the Landlord-approved Tenant Phase 2 Demolition Plans. Landlord and Tenant will have until July 15, 2022, to reach agreement on the cost to be paid by Landlord for completion of the Landlord Demolition Work by Tenant’s selected contractor.

ii.

If Landlord and Tenant reach agreement by July 15, 2022, on the cost to be paid by Landlord for completion of the Landlord Demolition Work by Tenant’s selected contractor, then Landlord will deliver the Phase 2 Expansion Space to Tenant on August 1, 2022, and Tenant will cause the demolition scope of work to be completed in substantial compliance with the approved Tenant Phase 2 Demolition Plans, and Landlord shall pay Tenant’s selected contractor for completion of the Landlord Demolition Work, not to exceed the amount agreed to by and between Landlord and Tenant pursuant to this section.

iii.

If Landlord and Tenant are unable to reach agreement by July 15, 2022, on the cost to be paid by Landlord for completion of the Landlord Demolition Work by Tenant’s selected contractor, then Landlord will cause the demolition scope of work to be completed in substantial compliance with the approved Tenant Phase 2 Demolition Plans by a contractor selected by Landlord in its sole discretion; provided, however, that nothing in this Lease or in the approved Tenant Phase 2 Demolition Plans shall require the Landlord to complete any work in excess of the Landlord Demolition Work scope set forth in Section 4(a) above.

5.	Phase 2 Expansion Space Tenant Improvements. Subject to Section 4 of this Third Addendum above, upon the date on which Landlord tenders delivery of possession of the

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Phase 2 Expansion Space to Tenant (“Phase 2 Expansion Space Delivery Date”), Tenant agrees to accept the Phase 2 Expansion Space in its “As-Is” condition and thereafter promptly complete the Phase 2 Expansion Space tenant improvements. In the event that Landlord is required to cause the Landlord Demolition Work to be performed in accordance with Section 4(c)(iii) above. Landlord will use commercially reasonable efforts to cause the Phase 2 Expansion Space Delivery Date to occur by no later than September 15, 2022 (the “Target Phase 2 Expansion Space Delivery Date”), to allow Tenant's build out to begin; provided, however, that if Tenant fails to submit to Landlord final approved Tenant Phase 2 Demolition Plans and a cost estimate in accordance with Section 4(c)(i) above on or before June 15, 2022, then the Target Phase 2 Expansion Space Delivery Date shall be extended on a day-for-day basis until Tenant submits approved Tenant Phase 2 Demolition Plans. If Landlord shall be unable to give possession to Tenant by the Target Phase 2 Expansion Space Delivery Date because a certificate of occupancy or any other required certificate, permit or variance has not been procured, or because demolition activities within the Phase 2 Expansion Space required to be performed by Landlord are not completed in the manner set forth in this Third Addendum, or for any other reason not within the reasonable control of Landlord, Landlord shall not be subject to any liability for the failure to give possession. No such failure to give possession shall in any other respect affect the validity of this Third Addendum or the obligations of Tenant hereunder, nor shall the same be construed in any way to extend the Term. Notwithstanding anything to the contrary herein, the Phase 2 Rent Commencement Date for the Phase 2 Expansion Space shall be extended by one day for each day after the Target Phase 2 Expansion Space Delivery Date that the actual Phase 2 Expansion Space Delivery Date fails to occur.

a.

Plans. If it has not done so already, within ten (10) days after the Phase 2 Expansion Space Delivery Date, Tenant shall deliver to Landlord a space plan (the “Tenant Phase 2 Space Plan”) depicting Tenant's desired improvements in the Phase 2 Expansion Space (the “Phase 2 Tenant Improvements”). Within ten (10) days after receipt of the Tenant Phase 2 Space Plan, Landlord will review and approve or disapprove the Tenant Phase 2 Space Plan in its reasonable discretion. If Landlord disapproves the Tenant Phase 2 Space Plan, it shall state with particularity the reasons for such disapproval. If disapproved, Tenant shall revise the Tenant Phase 2 Space Plan to address Landlord's concerns and resubmit to Landlord for review and approval or disapproval. Upon approval of the Tenant Phase 2 Space Plan, Tenant shall cause working drawings (hereafter, “Tenant Phase 2 Working Drawings”) of the Phase 2 Tenant Improvements shown on the Tenant Phase 2 Space Plan to be prepared and delivered to Landlord. The Tenant Phase 2 Working Drawings shall consist of the plans and specifications in the form of working drawings or construction drawings identifying Tenant's interior layout of the Phase 2 Expansion Space, including complete sets of architectural, structural, mechanical, electrical, and plumbing working drawings for all Phase 2 Tenant Improvements, in each case to the extent applicable. The Tenant Phase 2 Working Drawings shall include written instructions or specifications as may be necessary or required to secure a building permit from the City of Eden Prairie for said improvements to commence in due course. The Tenant Phase 2 Working Drawings shall be prepared by architects and engineers selected by Tenant and reasonably approved by Landlord. Within ten (10) days after delivery of the Tenant Phase 2 Working

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Drawings, Landlord shall either reasonably approve the Tenant Phase 2 Working Drawings or notify Tenant of the reasons Landlord does not reasonably approve them. Tenant shall revise the Tenant Phase 2 Working Drawings to address the concerns raised by Landlord and then resubmit for Landlord's approval or disapproval pursuant to this section.

b.

Construction. Tenant shall have the right, subject to Landlord approval, which approval shall not be unreasonably withheld, conditioned, or delayed, to retain its own contractor (the “Outside Contractor”), designers, and engineers to perform the Phase 2 Tenant Improvements. Once commenced. Tenant shall promptly complete the Phase 2 Tenant Improvements in material compliance with the Tenant Phase 2 Working Drawings.

c.	Occupancy. Once the Phase 2 Tenant Improvements are completed and a certificate of occupancy has been issued by the City of Eden Prairie. Tenant may occupy the Phase 2 Expansion Space.
6.

Tenant Improvement Allowance. Landlord and Tenant have agreed that the costs of both the Phase 1 Tenant Improvements and the Phase 2 Tenant Improvements (collectively, “Tenant Improvements”) shall be paid by Tenant (excepting the cost of the Tenant Phase 2 Demolition Plans which shall be at the sole cost of Landlord, not to exceed $6,500.00), although Landlord shall provide Tenant an allowance not to exceed $1,007,175.00 or $25.00 per rentable square foot for both the Phase 1 Expansion Space and the Phase 2 Expansion Space to be utilized toward the cost of the Tenant Improvements (including the cost for removal and disposal of any FF&E located in the Phase 1 Expansion Space) (the “Tenant Improvement Allowance”); provided, however, that any costs to be paid from the Tenant Improvement Allowance must be incurred and submitted to Landlord on or before June 30, 2023, and any costs incurred or submitted to Landlord on or after July 1, 2023, shall not be eligible for payment from the Tenant Improvement Allowance. For the avoidance of doubt, Tenant may apply all or any portion of the Tenant Improvement Allowance to eligible costs incurred to complete the Phase 1 Tenant Improvements and shall not be required to limit use of the Tenant Improvement Allowance in proportion to the Floor Area included in the Phase 1 Expansion Space.

a.

Costs and Construction Management Fee. The Tenant Improvement Allowance shall be used only for the payment of costs relating to the construction of the Tenant Improvements (including (i) the cost of preparing the Tenant Phase 1 Working Drawings and the Tenant Phase 2 Working Drawings and (ii) payment of a construction management fee payable to Landlord's construction manager in the amount of two percent (2%) of the total cost of the Tenant Improvements eligible for payment from the Tenant Improvement Allowance), which costs Landlord shall pay directly out of the Tenant Improvement Allowance, for the credit of Tenant, and in no event shall any part of the Tenant Improvement Allowance be paid to or payable to Tenant, except for the portion that is allocable to the purchase by Tenant of FF&E as set forth below.

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b.

Excess Costs. Any costs of the Tenant Improvements which exceed the Tenant Improvement Allowance shall be the financial responsibility of Tenant. Any improvements to the Expansion Space, other than as shown on the Tenant Phase 1 Working Drawings and/or Tenant Phase 2 Working Drawings, and the furnishing of the Expansion Space, shall be made by Tenant at the sole cost and expense of Tenant, subject to all other provisions of this Third Addendum and the Lease, including the cost of any improvements required to comply with applicable governmental laws, ordinances, and regulations. Any excess or unused portion of the Tenant Improvement Allowance shall be retained by the Landlord.

c.	FF&E. Tenant may apply up to fifteen percent (15%) of the Tenant Improvement Allowance for the purchase and installation of FF&E.
d.

Disbursing. The Tenant Improvement Allowance, including payment of a proportional share of the two percent (2%) construction management fee, shall be paid monthly in arrears during completion of the Tenant Improvements in accordance with usual and customary construction disbursement procedures.

7.

Phase 1 Commencement Date. The Commencement Date of the Lease for the Phase 1 Expansion Space shall be the earlier of (a) receipt of a certificate of occupancy for the Phase 1 Expansion Space; or (b) April 1, 2022. Upon execution of this Third Addendum and Landlord’s delivery of the Phase 1 Expansion Space to Tenant, the Premises (as that term is used in the Lease) shall contain 68,962 rentable square feet of Floor Area.

8.

Phase 1 Rent Commencement Date. Except as otherwise provided in the Lease, the Phase 1 Rent Commencement Date for the Phase 1 Expansion Space shall be April 1, 2022. Beginning on the Phase 1 Rent Commencement Date, Minimum Rent and all Additional Rent will be calculated using a Floor Area of 68,962 rentable square feet.

9.

Phase 1 Expansion Space Minimum Rent. Notwithstanding anything to the contrary in the Lease, the Minimum Rent to be applied to the Phase 1 Expansion Space shall be $12.00 per rentable square foot and shall increase by two and one-half percent (2.5%) each year upon the anniversary of the Phase 1 Rent Commencement Date as set forth in the table below:

Period	Phase 1 Expansion Space RSF	Minimum Rent PSF	Annual	Monthly
April 1, 2022 to March 31, 2023	18,814	$12.00	$225,768.00	$18,814.00
April 1, 2023 to March 31, 2024	18,814	$12.30	$231,412.20	$19,284.35
April 1, 2024 to March 31, 2025	18,814	$12.61	$237,197.51	$19,766.46
April 1, 2025 to March 31, 2026	18,814	$12.92	$243,127.44	$20,260.62
April 1, 2026 to March 31, 2027	18,814	$13.25	$249,205.63	$20,767.14
April 1, 2027 to March 31, 2028	18,814	$13.58	$255,435.77	$21,286.31
April 1, 2028 to April 30, 2028	18,814	$13.92	$261,821.66	$21,818.47
First Renewal Period, if applicable	Determined pursuant to Article 3 of the Lease
Second Renewal Period, if applicable	Determined pursuant to Article 3 of the Lease

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10.

Phase 2 Commencement Date. The Commencement Date of the Lease for the Phase 2 Expansion Space shall be the earlier of (a) receipt of a certificate of occupancy for the Phase 2 Expansion Space; or (b) January 1, 2023. Upon execution of this Third Addendum and Landlord’s delivery of the Phase 2 Expansion Space to Tenant, the Premises (as that term is used in the Lease) shall contain 90,435 rentable square feet of Floor Area.

11.

Phase 2 Rent Commencement Date. Except as otherwise provided in the Lease, the Phase 2 Rent Commencement Date for the Phase 2 Expansion Space shall be January 1, 2023. Beginning on the Phase 2 Rent Commencement Date, Minimum Rent and all Additional Rent will be calculated using a Floor Area of 90,435 rentable square feet.

12.

Phase 2 Expansion Space Minimum Rent. Notwithstanding anything to the contrary in the Lease, the Minimum Rent to be applied to the Phase 2 Expansion Space shall be $12.00 per rentable square foot and shall increase by two and one-half percent (2.5%) each year upon the anniversary of the Phase 1 Rent Commencement Date as set forth in the table below:

Period	Phase 2 Expansion Space RSF	Minimum Rent PSF	Annual	Monthly
January 1, 2023 to March 31, 2023	21,473	$12.00	$257,676.00	$21,473.00
April 1, 2023 to March 31 29, 2024	21,473	$12.30	$264,117.90	$22,009.83
April 1, 2024 to March 31, 2025	21,473	$12.61	$270,720.85	$22,560.07
April 1, 2025 to March 31, 2026	21,473	$12.92	$277,488.87	$23,124.07
April 1, 2026 to March 31, 2027	21,473	$13.25	$284,426.09	$23,702.17
April 1, 2027 to March 31, 2028	21,473	$13.58	$291,536.74	$24,294.73
April 1, 2028 to April 30, 2028	21,473	$13.92	$298,825.16	$24,902.10
First Renewal Period, if applicable	Determined pursuant to Article 3 of the Lease
Second Renewal Period, if applicable	Determined pursuant to Article 3 of the Lease

13.

Current Premises Minimum Rent. For the avoidance of doubt, nothing in this Third Addendum shall be construed to amend or modify Tenant's Minimum Rent obligations set forth in Article 3 of the Lease for the current Premises comprising approximately 50.148 rentable square feet as set forth in the table below:

Period	Existing Premises RSF	Minimum Rent PSF	Annual	Monthly
May 1, 2021 to April 30, 2022	50,148	$10.61	$532,070.28	$44,339.19
May 1, 2022 to April 30, 2023	50,148	$10.82	$542,601.36	$45,216.78
May 1, 2023 to April 30, 2024	50,148	$11.04	$553,633.92	$46,136.16
May 1, 2024 to April 30, 2025	50,148	$11.26	$564,666.48	$47,055.54
May 1, 2025 to April 30, 2026	50,148	$11.48	$575,699.04	$47,974.92
May 1, 2026 to April 30, 2027	50,148	$11.72	$587,734.56	$48,977.88
May 1, 2027 to April 30, 2028	50,148	$11.95	$599,268.60	$49,939.05
First Renewal Period, if applicable	Determined pursuant to Article 3 of the Lease
Second Renewal Period, if applicable	Determined pursuant to Article 3 of the Lease

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14.

Additional Rent - Real Estate Taxes and Operating Expenses. Notwithstanding anything in this Lease to the contrary, beginning on the Phase 1 Rent Commencement Date. Tenant’s pro rata share of Real Estate Taxes and Operating Expenses shall be adjusted upwards to include the Phase 1 Expansion Space, and beginning on the Phase 2 Rent Commencement Date, Tenant’s pro rata share of Real Estate Taxes and Operating Expenses shall be adjusted upwards to include the Phase 2 Expansion Space. For the avoidance of doubt, (a) effective on the Phase 1 Rent Commencement Date, Tenant’s pro rata share of Real Estate Taxes and Operating Expenses will be based on 68.962 rentable square feet and will equal 76.26%; and (b) effective on the Phase 2 Rent Commencement Date, Tenant’s pro rata share of Real Estate Taxes and Operating Expenses will be based on 90,435 rentable square feet and will equal 100%.

15.

Term. For the avoidance of doubt, the Term of the Lease applicable to the Expansion Space will expire at 11:59 p.m. CT on April 30, 2028, subject to Tenant's renewal option as set forth in Article 3 of the Lease.

16.

Offer Space. Notwithstanding anything to the contrary in this Lease, Landlord and Tenant acknowledge and agree that neither the Phase 1 Expansion Space nor the Phase 2 Expansion Space is contiguous Offer Space (as defined in the Lease) subject to the expansion rights set forth in Article 36 of the Lease.

17.

Landlord Consents. Landlord warrants, represents and agrees that (i) Landlord has obtained all consents of third parties (including without limitation any lenders and ground lessors) which are necessary for the execution and performance of this Third Addendum by Landlord and (ii) no party other than Landlord has an ownership interest in the Premises or a lessor’s interest in the Lease. Landlord shall defend, indemnify and hold harmless Tenant from and against any and all losses, claims, demands, damages, liabilities, costs and expenses (including without limitation attorneys' fees and disbursements and court costs) arising from or in connection with a breach of or inaccuracy in any of the representations, warranties and agreements set forth in this Paragraph.

18.

No Default. Tenant hereby certifies that: (a) to the best of Tenant’s knowledge, as of the date of this Third Addendum without any independent inquiry, Tenant is not in default, nor does any condition or state of facts exist that with the passage of time or the giving of notice or both, would constitute a default, under the Lease as of the date hereof beyond any applicable cure period, (b) no consent, approval, order or authorization of, or registration or filing with, any third party is required in connection with the execution, delivery and carrying out of this Third Addendum or, if required, has been obtained, and (c) this Third Addendum has been duly authorized, executed and delivered so that it constitutes the legal, valid and binding obligation of Tenant.

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19.

Landlord Representation. Landlord warrants, represents and agrees that (i) Landlord has obtained all consents of third partis (including without limitation any lenders and ground lessors) which are necessary for the execution and performance of this Third Addendum by Landlord and (ii) no party other than Landlord has an ownership interest in the Premises or a lessor’s interest in the Lease. Landlord shall defend, indemnify and hold harmless Tenant from and against any and all losses, claims, demands, damages, liabilities, costs and expenses (including without limitation reasonable attorneys’ fees and disbursements and court costs) arising from or in connection with a breach of or inaccuracy in any of the representations, warranties and agreements set forth in this Section 19.

20.

Lease Ratification and Effect. Except as expressly amended hereby, all of the terms, provisions, covenants and conditions of the Lease are hereby ratified and confirmed and shall continue in full force and effect.

21.	Binding Effect. This Third Addendum shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and permitted assigns.
22.

Signatory Authority. Landlord and Tenant hereby represent and warrant that the undersign individuals executing this Third Addendum have received all applicable approvals and consents and are empowered and duly authorized to so execute this Third Addendum on behalf of the parties they represent.

23.

Effective Upon Execution and Delivery. This Third Addendum shall not be binding upon either party unless and until it is signed by both parties and a fully executed copy thereof is delivered to each party.

24.	Counterparts/Electronic Signatures. This Third Addendum may be executed in counterparts, each of which is deemed an original. Electronic signatures in “PDF” format are valid as original signatures.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the date first written above.

Dated November 22, 2021		LANDLORD:

MN GOLDEN 1, LLC

	By:	[Signature illegible]
	Its:	Manager

MN GOLDEN 2, LLC

	By:	[Signature illegible]
	Its:	Manager

Dated November 18, 2021		TENANT:

SURMODICS, INC.

	By:	/s/ Timothy J. Arens
	Its:	Senior Vice President of Finance and Chief Financial Officer

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EXHIBIT A

Golden Triangle Building

(Schedule excluded. Surmodics, Inc. agrees to furnish the schedule to the Securities and Exchange Commission upon request.)

SECOND ADDENDUM TO LEASE

THIS SECOND ADDENDUM TO LEASE (this “Second Addendum”) is entered into as of the 27th day of May, 2020 (the “Effective Date”), by and between MN Golden I, LLC and MN Golden 2. LLC (as tenants in common), both being Minnesota Limited Liability Companies having offices at 820 Morris Turnpike, Suite 301, Short Hills, New Jersey  07078 (hereafter called the “Landlord”), and Surmodics, Inc., a Minnesota corporation (hereafter called the 'Tenant”),

WITNESSETH:

WHEREAS, Landlord and Tenant entered into that certain Lease dated November 17, 2017 (hereinafter referred to as the “Lease”) whereby Landlord is leasing to Tenant those certain premises described as Suite 190, containing approximately 36,573 rentable square feet, (hereafter called the “Premises”) at the Golden Triangle Technology Center (hereafter called the “Building”) in the City of Eden Prairie, County of Hennepin, State of Minnesota:

WHEREAS, Landlord and Tenant entered a First Addendum to Lease dated September 13, 2019, whereby Landlord and Tenant amended the Lease to provide, among other things, for Tenant to expand the Premises by 13,575 rentable square feet (“Expansion Space”). The Expansion Space is adjacent to the Premises and is in a portion of Suite 150 of the Building. The Premises (as that term is used in the Lease) contains 50,148 rentable square feet of floor area.

WHEREAS. Landlord and Tenant desire to amend the Lease to provide, among other things, that the Delivery Date of the Expansion Space, Commencement Date and Rent Commencement Date are modified.

NOW, THEREFORE, for and in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that, as of the date first written above, the Lease shall be amended as follows:

1. The terms contained in this Second Addendum will be as effective as if they were typewritten in the Lease. In the event there is any conflict between, the Lease Agreement, the First Addendum and this Second. Addendum, the provisions of this Second Addendum will prevail. Aft other terms of the Lease are still in full force and effect. As used in this Second Addendum, the words “this Lease” will mean the Lease, the First Addendum and this Second Addendum.

2.Unless specifically defined herein, all capitalized terms used in this Second Addendum shall have the same meaning as the capitalized terms in the Lease.

3.On February 21, 2020 (“Expansion Space Delivery Date”). Tenant accepted delivery of possession of the Expansion Space in its “As-Is” condition On such date, Tenant, subject to the terms of the Lease, may take possession and begin their TI Work. Once their TI Work is completed and they receive a certificate of occupancy from the city. Tenant may occupy the Demised Premises.

4.The Commencement Date of the Lease for the Expansion Space is September 21, 2020.

5.The Rent Commencement Date for the Expansion Space is November 22. 2020. subject to extension as provided above in Paragraph 3. Beginning on the Rent Commencement Dale, Minimum Rent and all additional rent will be calculated using a Floor Area of 50,148 rentable square feet.

6.Notwithstanding anything in Paragraph 5 hereof to the contrary, beginning on September 21, 2020. Tenant's pro rata share of Real Estate Taxes and Operating Expenses shall be adjusted upwards to include the Expansion Space.

7.Tenant's obligation to pay Rent and Tenant's Share of  “teal property taxes impositions” and “Common Area Costs” and all other charges due and payable under the Lease dated November 17, 2017 shall be unaffected by this Agreement.

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8.Landlord warrants, represents and agrees that (i) Landlord has obtained all consents of third parties (including without limitation any lenders and ground lessors) which arc necessary for the execution and performance of this Second Addendum by Landlord and (ii) no party other than Landlord has an ownership interest in the Premises or a lessor’s interest in the Lease. Landlord shall defend, indemnify and hold harmless Tenant from and against any and all losses, claims, demands, damages, liabilities, costs and expenses (including without limitation attorneys’ fees and disbursements and court costs) arising from or in connection with a breach of or inaccuracy in any of the representations, warranties and agreements set forth in this Paragraph.

9.Tenant hereby certifies that: (a) to Tenant’s knowledge. Landlord is not in default, nor does any condition or state of facts exist that with the passage of time or the giving of notice or both, would constitute a default, under the Lease as of the date hereof, (b) no consent, approval, order or authorization of, or registration or filing with, any third party is required in connection with the Tenant's execution, delivery and carrying out of this Second Addendum or, if required, has been obtained. and (c) this Second Addendum has been duty authorized, executed and delivered so that it constitutes the legal, valid and binding obligation of Tenant.

10.Except as expressly amended hereby, all of the terms, provisions, covenants and conditions of the Lease are hereby ratified and confirmed and shall continue in full force and effect.

11.This Second Addendum shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

12.Landlord and Tenant hereby represent and warrant that the individuals executing this Second Addendum are empowered and duly authorized to so execute this Second Addendum on behalf of the parties they represent.

13.This Second Addendum shall not be binding upon either party unless and until it is signed by both parties and a fully executed copy thereof is delivered to each party.

SIGNATURE PAGE FOLLOWS

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IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the date first written above.

WITNESS:		LANDLORD:
MN GOLDEN 1, LLC AND MN GOLDEN 2, LLC

[Signature illegible]	By:	[Signature illegible]
Name:
		Title:	Authorized Signatory

WITNESS:			TENANT:
SURMODICS, INC.

/s/ Thomas Heiland		By:	/s/ Thomas Greaney
Name:	Thomas Heiland		Name:	Thomas Greaney
Name:	Facilities Manager		Title:	Chief Operating Officer

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FIRST ADDENDUM TO LEASE

THIS FIRST ADDENDUM TO LEASE (this “First Addendum”) is entered into as of the 13th day of September, 2019 (the “Effective Date”), by and between MN Golden 1, LLC and MN Golden 2, LLC (as tenants in common), both being Minnesota Limited Liability Companies having offices at 820 Morris Turnpike, Suite 301, Short Hills, New Jersey 07078 (hereafter called the “Landlord”), and Surmodics, Inc., a Minnesota corporation (hereafter called the “Tenant”).

WITNESSETH:

WHEREAS, Landlord and Tenant entered into that certain Lease dated November 17, 2017 (hereinafter referred to as the “Lease”), whereby Landlord is leasing to Tenant those certain premises described as Suite 190, containing approximately 36,573 rentable square feet, (hereafter called the “Premises”) at the Golden Triangle Technology Center (hereafter called the “Building”) in the City of Eden Prairie, County of Hennepin, State of Minnesota;

WHEREAS, Landlord and Tenant desire to amend the Lease to provide, among other things, for Tenant to expand the Premises by 13,575 rentable square feet (“Expansion Space”). The Expansion Space is adjacent to the Premises and is located in a portion of Suite 150 of the Building. Landlord hereby leases to Tenant, and Tenant takes and hires from Landlord, the premises and improvements constituting the Expansion Space, as depicted on Exhibit A attached hereto and made a part hereof, together with all easements, appurtenances, rights and privileges now or hereafter belonging or appurtenant thereto. Upon execution of this First Addendum and Landlord’s delivery of the Expansion Space, the Premises (as that term is used in the Lease) shall contain 50,148 rentable square feet of floor area.

NOW, THEREFORE, for and in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that, as of the date first written above, the Lease shall be amended as follows:

1.Unless specifically defined herein, all capitalized terms used in this First Addendum shall have the same meaning as the capitalized terms in the Lease.

2.Tenant acknowledges that the Expansion Space is currently occupied by another tenant. As such, this First Addendum is contingent upon Landlord being able to deliver the Expansion Space. Section 4D of the Lease does not apply to Landlord’s inability to deliver the Expansion Space.

3.Upon the date on which Landlord tenders delivery of possession of the Expansion Space to Tenant (“Expansion Space Delivery Date”), Tenant agrees to accept the Expansion Space in its “As-Is” condition and thereafter move into the Expansion Space. Landlord will use commercially reasonable efforts to cause the Expansion Space Delivery Date to occur by December 1st, 2019 (the “Target Expansion Space Delivery Date”) to allow Tenant’s build out to begin. If Landlord shall be unable to give possession because a certificate of occupancy or any other required certificate, permit or variance has not been procured, or because of the holding over or retention of possession of any tenant or occupant, or because construction, repairs, improvements or decorations of the Expansion Space required to be performed by Landlord are not completed in the manner set forth in this First Addendum or for any other reason, Landlord shall not be subject to any liability for the failure to give possession. No such failure to give possession shall in any other respect affect the validity of this First Addendum or the obligations of Tenant hereunder, nor shall the same be construed in any way to extend the Term. Notwithstanding anything to the contrary herein, the Rent Commencement Date for the Expansion Space shall be extended by one day for each day after the Target Expansion Space Delivery Date that the actual Expansion Space Delivery Date fails to occur.

4.A. Plans. If it has not done so already, within fifteen (15) days after the Expansion Space Delivery Date, Tenant shall deliver to Landlord a space plan (the “Tenant Space Plan”) depicting Tenant’s desired improvements in the Expansion Space (the “Tenant Improvements”). Within five (5) business days after receipt of the Tenant Space Plan, Landlord will review and approve or disapprove the Tenant Space Plan in its reasonable discretion. If Landlord disapproves the Tenant Space Plan, it shall state with particularity the reasons for such disapproval. If disapproved, Tenant shall revise the Tenant Space Plan to address Landlord’s concerns. Upon approval of the Tenant Space Plan, Tenant shall cause working drawings (hereafter called “Tenant Working Drawings”) of the Tenant Improvements shown on the Tenant Space Plan to be prepared and delivered to Landlord. The Tenant Working Drawings shall consist of the plans and specifications in the form of working drawings or construction drawings identifying Tenant’s interior layout of the Premises, including complete sets of architectural, structural, mechanical, electrical, and plumbing working drawings for all Tenant Improvements, in each case to the extent applicable. The Tenant Working Drawings shall include written instructions or specifications as may be necessary or required to secure a building permit from the City of Eden Prairie for said improvements to commence in due course. The Tenant Working Drawings shall be prepared by architects and engineers selected by Tenant and reasonably approved by Landlord. Within five (5) business days after delivery of the Tenant Working Drawings, Landlord shall either reasonably approve the Tenant Working Drawings or notify Tenant of the reasons Landlord does not reasonably approve them. Tenant shall revise the Tenant Working Drawings to address the concerns raised by landlord and then resubmit for Landlord’s approval pursuant to this Section.

B.Demolition. Promptly after the Expansion Space Delivery Date and during the plan approval process described in Section 4A above, Tenant may commence demolition activities in the Premises.

C.Construction. Tenant has the right, subject to Landlord approval, which approval shall not be unreasonably withheld, conditioned or delayed, to retain its own contractor (the “Outside Contractor”), designers and engineers to perform the Tenant Improvements. Once commenced, Tenant shall complete the Tenant Improvements in material compliance with the Tenant Working Drawings. Landlord and Tenant have agreed that the costs of such Tenant Improvements shall be paid by Tenant, although Landlord shall provide Tenant an allowance not to exceed $356,343.75 or $26.25 per rentable square foot of the Expansion Space to be utilized toward the cost of the Tenant Improvements for the Expansion Space only (hereafter called the “T. I. Allowance”). The T. I. Allowance shall be used only for the payment of costs relating to the construction of the Tenant Improvements (including the cost of preparing the Tenant Working Drawings and a construction management fee payable to Landlord’s construction manager in the total amount of three percent (3%) of the total cost of the Tenant Improvements), which costs Landlord shall pay directly out of the T. I. Allowance, for the credit of Tenant, and in no event shall any part of the T. I. Allowance be paid to or payable to Tenant, except for the portion that is allocable to the purchase by Tenant of FF&E. Any costs of the Tenant Improvements which exceed the T. I. Allowance shall be the financial responsibility of Tenant. Any improvements to the Premises, other than as shown on the Tenant Working Drawings, and the furnishing of the Premises, shall be made by Tenant at the sole cost and expense of Tenant, subject to all other provisions of this First Addendum and the Lease, including compliance with all applicable governmental laws, ordinances and regulations. Tenant may apply 10% of the T.I. Allowance for the purchase and installation of FF&E. The T.I. Allowance shall be paid monthly in arrears during completion of the Tenant Improvements in accordance with usual and customary construction disbursement procedures. Landlord shall be responsible for all demising costs (including, without limitation, construction of demising walls (except for finishing of the demising walls, such finishing shall mean painting, wall paper or covering, etc.) and relocation of utilities and mechanicals) associated with demising the Expansion Space.

5.The Rent Commencement Date for the Expansion Space shall be July 1st, 2020, subject to extension as provided above in Paragraph 3. Beginning on the Rent Commencement Date, Minimum Rent and all additional rent will be calculated using a Floor Area of 50,148 rentable square feet.

6.Notwithstanding anything in Paragraph 5 hereof to the contrary, beginning on May 1st, 2020, Tenant’s pro rata share of Real Estate Taxes and Operating Expenses shall be adjusted upwards to include the Expansion Space.

7.Notwithstanding anything to the contrary contained in the Lease (including, without limitation, in Article 12 thereof), Tenant shall have the right, without Landlord’s consent, to make interior non-structural alterations to the Premises that: (i) do not affect any Building systems; (ii) do not require the issuance of a building permit; and (iii) and do not cost more than $75,000 in the aggregate per year.

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8.Landlord warrants, represents and agrees that (i) Landlord has obtained all consents of third parties (including without limitation any lenders and ground lessors) which are necessary for the execution and performance of this First Addendum by Landlord and (ii) no party other than Landlord has an ownership interest in the Premises or a lessor’s interest in the Lease. Landlord shall defend, indemnify and hold harmless Tenant from and against any and all losses, claims, demands, damages, liabilities, costs and expenses (including without limitation attorneys’ fees and disbursements and court costs) arising from or in connection with a breach of or inaccuracy in any of the representations, warranties and agreements set forth in this Paragraph.

9.Tenant hereby certifies that: (a) to Tenant’s knowledge, Tenant is not in default, nor does any condition or state of facts exist that with the passage of time or the giving of notice or both, would constitute a default, under the Lease as of the date hereof, (b) no consent, approval, order or authorization of, or registration or filing with, any third party is required in connection with the execution, delivery and carrying out of this First Addendum or, if required, has been obtained, and (c) this First Addendum has been duly authorized, executed and delivered so that it constitutes the legal, valid and binding obligation of Tenant.

10.Except as expressly amended hereby, all of the terms, provisions, covenants and conditions of the Lease are hereby ratified and confirmed and shall continue in full force and effect.

11.This First Addendum shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

12.Landlord and Tenant hereby represent and warrant that the individuals executing this First Addendum are empowered and duly authorized to so execute this First Addendum on behalf of the parties they represent.

13.This First Addendum shall not be binding upon either party unless and until it is signed by both parties and a fully executed copy thereof is delivered to each party.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the date first written above.

WITNESS:	LANDLORD:
MN GOLDEN 1, LLC AND MN GOLDEN 2, LLC

[Signature illegible]	By:	[Signature illegible]
Name:
Title:

WITNESS:	TENANT:
SURMODICS, INC.

[Signature illegible]	By:	/s/ Timothy J. Arens
		Name:	Timothy J. Arens
		Title:	Vice President of Finance and Chief Financial Officer

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EXHIBIT A

The Building

(Schedule excluded. Surmodics, Inc. agrees to furnish the schedule to the Securities and Exchange Commission upon request.)

[Cushman & Wakefield logo]

Table of Contents
Building: Golden Triangle
Tenant: Surmodics, Inc.

Unit(s): 190

Lease ID/PDF File Name: ls085701!00018867

Lease Documents in File as of December 7, 2017

A.Standard Office Lease Agreement (NET), dated 11-17-2017

A1.Exhibit A-1 - Depiction of Premises

A2.Exhibit A-2 - Depiction of Trash Dumpster Area

A3.Exhibit A-3 - Form of Escrow Agreement

A.Standard Office Lease Agreement (NET), dated 11-17-2017

1.Premises and Term

2.Use

3.Rentals

4.Plans and Construction

5.Possession

6.Tenant’s Pro Rata Share of Real Estate Taxes and Operating Expenses

7.Tenant’s Utilities

8.Non-Liability of Landlord

9.Maintenance

10.Non-Permitted Use

11.Inspection

12.Alterations

13.Signs

14.Common Areas

15.Assignment and Subletting

Page 2	[Cushman & Wakefield logo]
Table of Contents for Golden Triangle Surmodics, Inc.

16.Loss by Casualty

17.Waiver of Subrogation

18.Eminent Domain

19.Surrender

20.Non-Payment of Rent, Defaults

21.Landlord’s Default

22.Holding Over

23.Subordination

24.Indemnity, Insurance and Security

25.Notices, Demands and Other Instruments

26.Applicable Law

27.Mechanics’ Lien

28.Intentionally Omitted

29.Brokerage

30.Intentionally Omitted

31.Estoppel Certificates and Financial Statements

32.General

33.Security deposit

34.Exculpation

35.Submission

36.Expansion Rights

37.State of Minnesota Incentives

A1.Exhibit A-1 - Depiction of Premises

A2.Exhibit A-2 - Depiction of Trash Dumpster Area

A3.Exhibit A-3 - Form of Escrow Agreement

STANDARD OFFICE LEASE AGREEMENT (NET)

THIS LEASE AGREEMENT (hereafter called the “Lease Agreement”) made as of the 17th day of November, 2017, by and between MN Golden 1, LLC and MN Golden 2, LLC (as tenants in common), both being Minnesota Limited Liability Companies having offices at 820 Morris Turnpike, Suite 301, Short Hills, New Jersey 07078 (hereafter called the “Landlord”), and Surmodics, Inc., a Minnesota corporation (hereafter called the “Tenant”).

WITNESSETH

FOR AND IN CONSIDERATION of the sum of One Dollar ($1.00) in hand paid by each of the parties to the other, and other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

ARTICLE 1 - PREMISES AND TERM

A.Landlord does hereby lease and let unto Tenant, and Tenant does hereby hire, lease and take from Landlord, that area outlined in red or otherwise described on Exhibit A-1 attached hereto, and by this reference incorporated herein, and described as Suite 190, containing approximately 36,573 rentable square feet, (hereafter called the “Premises”) at the Golden Triangle Technology Center (hereafter called the “Building”) in the City of Eden Prairie, County of Hennepin, State of Minnesota. The term Building as it is used herein shall consist of the land and building(s) also set forth in Exhibit A-1 hereto.

B.To have and to hold said Premises for a 120 term of months, commencing on May 1, 2018 (such date being the “Commencement Date”) and terminating on the last day of the one hundred twenthieth (120th) month following the Commencement Date (hereafter called the “Term”) upon the rentals and subject to the conditions set forth in this Lease Agreement, and the Exhibits attached hereto. The commencement and termination dates are specifically subject to the provisions of Article 5 hereof. Tenant shall also have two consecutive optional renewal periods, which may be exercised pursuant to Section 3(b) and 3(c) below.

ARTICLE 2 - USE

The Premises shall be used by the Tenant solely for the following purposes: general office, medical device research, development and manufacturing, including without limitation, the use of chemicals and pharmaceutical agents for use with, or incorporated into coatings used with, such medical devices, and all ancillary uses related thereto and for no other purpose.

ARTICLE 3 - RENTALS

A.Beginning on the Commencement Date, Tenant agrees to pay to Landlord as minimum rental (hereafter called “Minimum Rental”) for the Premises, without notice, set-off or demand as follows: (i) During the first twelve months of the Term (as defined in Section 1.B), at the rate per annum determined by multiplying the rentable square feet (the “Floor Area”) of the Premises (measured as provided in Section 1.1) by Ten and 00/100 ($10.00) Dollars per square foot; (ii) During months 13 through 24 of the Term, at the rate per annum determined by multiplying the Floor Area of the Premises by Ten and 20/100 ($10.20) Dollars per square foot; (iii) During months 25 through 36 of the Term, at the rate per annum determined by multiplying the Floor Area of the Premises by Ten and 40/100 ($10.40) Dollars per square foot; (iv) During months 37 through 48 of the Term, at the rate per annum determined by multiplying the Floor Area of the Premises by Ten and 61/100 ($10.61) Dollars per square foot; (v) During months 49 through 60 of the Term, at the rate per annum determined by multiplying the Floor Area of the Premises by Ten and 82/100 ($10.82) Dollars per square foot; (vi) During months 61 through 72 of the Term, at the rate per annum determined by multiplying the Floor Area of the Premises by Eleven and 04/100 ($11.04) Dollars per square foot; (vii) During months 73 through 84 of the Term, at the rate per annum determined by multiplying the Floor Area of the Premises by Eleven and 26/100 ($11.26) Dollars per square foot; (viii) During months 85 through 96 of the Term, at the rate per annum determined by multiplying the Floor Area of the Premises by Eleven and 48/100 ($11.48) Dollars per square foot; (ix) During months 97 through 108 of the Term, at the rate per annum determined by multiplying the Floor Area of the Premises by Eleven and 72/100 ($11.72) Dollars per square foot; and (x) During months 109 through 120 of the Term, at the rate per annum determined by multiplying the Floor Area of the Premises by Eleven and 95/100 ($11.95) Dollars per square foot

B.FIRST RENEWAL PERIOD. Tenant shall have the right to renew this Lease for a term of five (5) years consecutive with the term herein provided (“First Renewal Period”), at the then “fair market rent”. Tenant shall give the Landlord no less than nine (9) months prior written notice of Tenant's intention to exercise the option to renew prior to the Lease expiration, or Tenant’s option shall be considered waived. The “fair market rent” as contemplated by Paragraph Section 3b hereof shall be determined as follows: Upon receipt of Tenant’s notice of renewal, Landlord shall notify Tenant of Landlord's opinion of the fair market rent for the First Renewal Period. If Tenant disputes Landlord's opinion, Tenant shall, within thirty (30) days after Landlord's said notice, by written notice to Landlord, either withdraw its exercise of its renewal option or notify Landlord that Tenant elects arbitration in accordance with then prevailing Rules of Commercial Arbitration of the American Arbitration Association. If Tenant elects arbitration, it shall deliver a written notice to Landlord within fifteen (15) days after its notice to Landlord electing arbitration specifying Tenant’s determination of fair market rent for the First Renewal Period. The said Association shall designate an appraiser familiar with office buildings located in the Hennepin County, Minnesota area that is reasonably acceptable to Landlord and Tenant. The arbitrator shall, after hearing testimony from the parties and their expert witnesses, determine which of Landlord’s determination of the fair market rent or Tenant’s determination of fair market rent is closest to the actual fair market rent, and that amount shall be the Base Rent for the First Renewal Period. Each party shall pay the cost and expenses of its own expert witnesses and attorney’s fees, and the cost of the arbitration shall be shared equally by the parties.

C.SECOND RENEWAL PERIOD. Tenant shall have the additional right to renew this Lease for a second term of five (5) years consecutive with the term herein provided (“Second Renewal Period”), at the “fair market rent”. Tenant shall give the Landlord no less than nine (9) months prior written notice of Tenant’s intention to exercise the option to renew prior to the Lease expiration, or Tenant’s option shall be considered waived. The “fair market rent” for the Second Renewal Period shall be detrmined as as contemplated by Paragraph Section 3b above.

D.No Renewal Period set forth in this Section 3 shall be deemed validly exercised if Tenant is in default of any of the terms of this Lease past any applicable notice and cure period at the time Tenant attempts to exercise said Renewal Period and at the time said Renewal Period is to commence. If this Lease has been assigned or all or a portion of the Demised Premises has been sublet to other than a Permitted Transferee (as defined below), all subsequent Renewal Periods shall be deemed null and void and neither Tenant nor any assignee or subtenant shall have the right to exercise such option during the term of such assignment or sublease.

E.Said monthly installments of Minimum Rent be due and payable by Tenant in advance on the first day of each calendar month during the Term of this Lease Agreement, or any extension or renewal thereof, at the office of Landlord set forth in the preamble to this Lease Agreement or at such other place as Landlord may designate. In the event of any fractional calendar month, the rent and Additional Rents hall be equitably apportioned. Pursuant to Article 6 hereof, Landlord's estimated Operating Expenses for 2017 are $2.50 per rentable square foot and estimated Real Estate Taxes payable in 2017 are $3.47 per rentable square foot.

ARTICLE 4 - PLANS AND CONSTRUCTION

A.Plans. If it has not done so already, within fifteen (15) days after the Delivery Date, Tenant shall deliver to Landlord a space plan (the “Tenant Space Plan”) depicting Tenant’s desired improvements in the Premises (the “Tenant Improvements”). Within five (5) business days after receipt of the Tenant Space Plan, Landlord will review and approve or disapprove the Tenant Space Plan in its reasonable discretion. If Landlord disapproves the Tenant Space Plan, it shall state with particularity the reasons for such disapproval. If disapproved, Tenant shall revise the Tenant Space Plan to address Landlord’s concerns. Upon approval of the Tenant Space

Plan, Tenant shall cause working drawings (hereafter called “Tenant Working Drawings”) of the Tenant Improvements shown on the Tenant Space Plan to be prepared and delivered to Landlord. The Tenant Working Drawings shall consist of the plans and specifications in the form of working drawings or construction drawings identifying Tenant’s interior layout of the Premises, including complete sets of architectural, structural, mechanical, electrical, and plumbing working drawings for all Tenant Improvements, in each case to the extent applicable. The Tenant Working Drawings shall include written instructions or specifications as may be necessary or required to secure a building permit from the City of Eden Prairie for said improvements to commence in due course. The Tenant Working Drawings shall be prepared by architects and engineers selected by Tenant and reasonably approved by Landlord. Within five (5) business days after delivery of the Tenant Working Drawings, Landlord shall either reasonably approve the Tenant Working Drawings or notify Tenant of the reasons Landlord does not reasonably approve them. Tenant shall revise the Tenant Working Drawings to address the concerns raised by landlord and then resubmit for Landlord’s approval pursuant to this Section.

B.Demolition. Promptly after the Delivery Date and during the plan approval process described in Section 4A above, Tenant may commence demolition activities in the Premises.

C.Construction. Tenant has the right, subject to Landlord approval, which approval shall not be unreasonably withheld, conditioned or delayed, to retain its own contractor (the “Outside Contractor”), designers and engineers to perform the Tenant Improvements. Once commenced, Tenant shall complete the Tenant Improvements in material compliance with the Tenant Working Drawings. Landlord and Tenant have agreed that the costs of such Tenant Improvements shall be paid by Tenant, although Landlord shall provide Tenant an allowance of up to 32.81 per rentable square foot of office spaced leased to be utilized toward the cost of the Tenant Improvements (hereafter called the “T. I. Allowance”). The T. I. Allowance shall be used only for the payment of costs relating to the construction of the Tenant Improvements (including the cost of preparing the Tenant Working Drawings and a construction management fee payable to Landlord’s construction manager in the total amount of three percent (3%) of the total cost of the Tenant Improvements), which costs Landlord shall pay directly out of the T. I. Allowance, for the credit of Tenant, and in no event shall any part of the T. I. Allowance be paid to or payable to Tenant, except for the portion that is allocable to the purchase by Tenant of FF&E. Any costs of the Tenant Improvements which exceed the T. I. Allowance shall be the financial responsibility of Tenant. Any improvements to the Premises, other than as shown on the Tenant Working Drawings, and the furnishing of the Premises, shall be made by Tenant at the sole cost and expense of Tenant, subject to all other provisions of this Lease Agreement, including compliance with all applicable governmental laws, ordinances and regulationsTenant may apply 10% of the T.I. Allowance for the purchase and installation of FF&E. The T.I. Allowance shall be paid monthly in arrears during completion of the Tenant Improvements in accordance with usual and customary construction disbursement procedures.

D.Landlord Delay. For each day that a Landlord Delay exists, the Commencement Date shall be extended by one (1) day. For the purpose of this Lease, “Landlord Delay” shall mean any delay in the completion of the Tenant Improvements caused by (i) Landlord’s failure to timely approve or respond to requests or review plans and specifications within the time periods set forth in this Lease; or (ii) any other act or omission of Landlord or its agents, employees or contractors that causes a delay in the completion of the Tenant Improvements.

E.Space Plan Allowance. Upon providing to Landlord, a paid invoice showing the costs incurred by Tenant, Landlord shall reimburse Tenant for its space planning costs in an amount not to exceed $0.12 per rentable square foot in the Premises.

ARTICLE 5 - POSSESSION

A.Delivery. Not later than the fifth (5th) business day following the date of this Lease (the “Delivery Date”), Landlord shall deliver the Premises to Tenant in its “as is” condition. Failure of Landlord to deliver possession of the Premises by the Delivery Date, due to a holding over by a prior tenant or any other cause beyond Landlord's control shall not subject the Landlord to liability, except that for each day after the Delivery Date that

Landlord does not deliver the Premises to Tenant, the Commencement Date shall be extended by one (1) day. In addition, If the Delivery Date has not occurred by December 1, 2017, Tenant may elect to terminate this Lease upon written notice to Landlord, in which case the Security Deposit and amount deposited in escrow for Liquidated Damages pursuant to Section 37 shall be promptly returned to Tenant. On the date that Landlord actually delivers the Premises to Tenant, Landlord shall deliver a written notice to Tenant memorializing such delivery.

B.Declaration of Commencement. Immediately after the Commencement Date, Landlord and Tenant shall execute a ratification agreement which shall set forth the final commencement and termination dates for the Term and shall acknowledge the Minimum Rental, the rentable square footage of the Premises, and delivery of the Premises in the condition required by this Lease Agreement.

ARTICLE 6 - TENANT'S PRO RATA SHARE OF REAL ESTATE TAXES AND OPERATING EXPENSES

A.Additional Rent. Tenant shall pay to Landlord as Additional Rent throughout the Term, the following:

(1)Real Estate Taxes. During the Term of this Lease Agreement and any renewals or extensions thereof, Tenant shall pay its pro rata share of the Real Estate Taxes. The term “Real Estate Taxes” herein shall mean the total of all taxes, fees, charges and assessments, general and special, ordinary and extraordinary, foreseen and unforeseen, which become due or payable against or upon the Building or the parcel(s) of land upon which it is located. All reasonable attorneys’ fees and other reasonable costs and expenses incurred by Landlord during negotiations for or contests of the amount of Real Estate Taxes shall be included within the term “Real Estate Taxes”. The term “Real Estate Taxes” shall not include (i) federal, state or local income taxes, or any other tax measured by Landlord’s income or the rents paid at the Building; (ii) franchise, gift, transfer, excise, transfer, capital stock, estate, succession or inheritance taxes; and (iii) penalties or interest on late payment of Real Estate Taxes. In the event the taxing authorities include in the Real Estate Taxes the value of any machinery, equipment, inventory or other personal property or assets of Tenant, then Tenant shall pay, as Additional Rent, all of the taxes attributable to such items in addition to its pro rata share of said aforementioned Real Estate Taxes.

(2)Operating Expenses. During the Term of this Lease Agreement and any renewals or extensions thereof, Tenant shall pay its pro rata share of the Operating Expenses incurred by Landlord in the operation, maintenance and repair of the Building, the Parking Areas and other common areas of the Building, and the parcel(s) of land on which they are located. The term “Operating Expenses” herein shall include, but not be limited to, all payments by Landlord for maintenance, operation, repair, replacement and care of all heating, lighting, fire protection and plumbing fixtures in or serving the Parking Areas and other common areas of the Building and of all equipment, systems, exterior glass, landscaped areas, signs, Building exteriors (non-structural) and parking lots (including seal coating); all payments by Landlord for electricity, water, sewer and other utilities not separately metered or sub metered and specially billed to and payable by an individual tenant, snow removal, refuse removal, insurance premiums and deductibles, commercially reasonable management fees, wages and fringe benefits or personnel employed for the aforesaid work and proportionate costs of equipment purchased and used for such purposes; and the amortization of capital expenditures or investments that are made to reduce operating costs, or that are necessary due to governmental requirements first enacted after the date of this Lease, all as determined on a commercially reasonable basis by Landlord. The term “Operating Expenses” shall not be deemed to include any of the following: (i) leasing costs and commissions, costs of tenant disputes, leasehold improvements and other costs of preparing space for tenants, other tenant incentives, and expenses incurred in negotiating or enforcing leases; (ii) interest, principal or any other payments made to the mortgagee under any mortgage or rental or any other payments made to the ground lessor under any ground lease, (iii) the cost of any items of a capital nature, except as expressly provided above, (iv) charges charged to Tenant under any other sections of this Lease, paid by other tenants, or covered by insurance or condemnation proceeds; (v) costs and expenses attributable to any personnel except to the extent the time and energies of such personnel are devoted exclusively to the Building; (vi) costs related to the ownership or operation of the entity that is the Landlord, (vii) items not typically included as operating and maintenance costs in similar projects in the region; (viii) advertising and promotional expenses; and (ix) insurance costs to the extent that any insurance coverage, deductibles and/or premiums are not consistent with standard, prudent industry practice for similar projects in the region. Any capital expenditures permitted to be included in Operating Expenses shall be amortized over the useful life of the improvement at an annual interest rate of eight percent (8%) and only the annual portion thereof that occurs during the Term shall be included in Operating Expenses.

B.Tenant’s Pro Rata Share. Tenant’s pro rata share shall be the ratio expressed as a percentage that the rentable area of the Premises bears to the rentable area of the Building (which is 40.44% based on Premises being 36,573 rentable square feet and the Building being 90,435 rentable square feet). For the purposes of calculating Tenant’s share of Real Estate Taxes and Operating Expenses, Landlord may not reduce the rentable area of the Building during the Term. Landlord and Tenant acknowledge the current management fee being charged by Landlord is 3.25% of Tenant’s gross rents and the Landlord agrees that such fee will not increase by more than 5% annually throughout Tenants initial occupancy of the Building.

C.Cap on Controllable Expenses. Notwithstanding anything to the contrary above or elsewhere in this Lease, that portion of Tenant’s pro rata share of Controllable Operating Costs exceeding one hundred five percent (105%) of Tenant’s pro rata share of Controllable Operating Costs for the preceding calendar year (taking into account the cap for such prior year described in this paragraph), if any, shall be excluded from Operating Expenses for that calendar year. As used herein, “Controllable Operating Costs” means all Operating Expenses other than utilities, insurance premiums, snow plowing and Real Estate Taxes.

D.Estimated Additional Rent: Annual Reconciliation. Landlord shall, each year during the Term of this Lease Agreement, give Tenant an estimate of Operating Expenses and Real Estate Taxes payable per square foot of rentable area for the coming calendar year. Tenant shall pay, as Additional Rent, along with its monthly Minimum Rental payments required hereunder, one-twelfth (1/12) of such estimated Operating Expenses and Real Estate Taxes and such Additional Rent shall be payable until subsequently adjusted for the following year pursuant to this Article. As soon as possible after the expiration of each calendar year, Landlord shall determine and certify to Tenant the actual Operating Expenses and Real Estate Taxes for the previous year per square foot of rentable area in the Building and the amount applicable to the Premises. If such statement shows that Tenant’s share of Operating Expenses and Real Estate Taxes exceeds Tenant's estimated monthly payments for the previous calendar year, then Tenant shall, within thirty (30) days after receiving Landlord's certification, pay such deficiency to Landlord. In the event of an overpayment by Tenant, such overpayment shall be refunded to Tenant, at the time of certification, in the form of an adjustment in the Additional Rental next coming due, or if at the end of the Term by a refund.

E.Tenant’s Audit. On Tenant’s request, Landlord shall provide Tenant with supporting documentation for any element of Real Estate Taxes and Operating Expenses or any other charges passed through to Tenant under this Lease. In addition, no more than once each year, Tenant or Tenant’s representatives shall have the right following written notice to Landlord to inspect and audit Landlord’s books and records pertaining to Real Estate Taxes and Operating Expenses and any other charges passed through to Tenant under this Lease. In the event any such inspection or audit indicates that Tenant has overpaid any charges under this Lease, Landlord shall credit such overpayment to the next charges due Landlord under this Lease or refund to Tenant if for the final year. In addition, if Landlord has overstated Operating Expenses by more than three percent (3%), then Landlord shall pay for Tenant’s cost of to conduct the audit. The provisions of this section shall survive termination or expiration of this Lease.

ARTICLE 7 - TENANT’S UTILITIES

Tenant agrees to pay for all utilities for the Premises including but not limited to water and electricity. Tenant shall also pay for its own janitorial service in the Premises.

ARTICLE 8 - NON-LIABILITY OF LANDLORD

Except in the event of the negligence or willful misconduct of Landlord, its agents, employees or contractors, Landlord shall not be liable for any loss or damage for failure to furnish heat, air conditioning, electricity, elevator service, water or sprinkler system. Landlord shall not be liable for personal injury, death or any damage from any cause about the Premises or the Building except if caused by the negligence or willful misconduct of Landlord, its agents, employees or contractors.

ARTICLE 9 - MAINTENANCE

A.Tenant’s Maintenance. Tenant agrees:

1.Subject to Landlord’s obligations in Section 9C below, to keep the Premises in as good condition and repair as they were in at the time Tenant took possession of same, reasonable wear and tear and damage from fire and other casualty excepted, except that Tenant shall not be responsible to maintain any mechanical, electrical or plumbing systems that serve more than one tenant in the Building or otherwise maintain any of the systems that Landlord is obligated to maintain pursuant to Section 9C below. Without limitation of the foregoing, Tenant’s obligation to maintain the premises shall include repairs and maintenance to entrance doors, overhead garage doors, truck dock doors, dock levelers, bumpers and seals, doors, interior walls and columns that are non-structural, and plumbing, electrical, mechanical and heating, mechanical and air conditioning roof top fixtures serving only the Premises (“Tenant’s HVAC”). In the event that Tenant is required to make or pay for any repairs or maintenance of a capital nature, the costs for such repair shall be amortized out over the useful life of the repair and Tenant shall only be responsible for paying that portion of the costs for such repair or maintenance which is attributable to the portion of the useful life of such repair or maintenance which falls within the then remaining Term of the Lease.

2.To keep the Premises in a clean and sanitary condition;

3.Not to commit any nuisance or waste on the Premises, overload the Premises or the electrical, water and/or plumbing facilities in the Premises or Building, throw foreign substances in plumbing facilities, or waste any of the utilities furnished by Landlord;

4.To abide by such rules and regulations as may from time to time be reasonably promulgated by Landlord, provided all such rules and regulations are enforced on a non-discriminatory basis; and

5.To provide its own dumpster for trash and store in the location designated for such storage on Exhibit A-2, and contract directly with a qualified trash hauler for the timely removal of all trash. Tenant shall not leave or store any materials or trash on the Paring Areas or other common areas of the Building and shall not litter such Parking Areas and common areas.

B.Landlord Self-Help. If Tenant shall fail to keep and preserve the Premises in the state of condition required by the provisions of this Article 9, upon the expiration of Tenant’s notice and cure period, the Landlord may at its option put or cause the same to be put into the condition and state of repair agreed upon, and in such case the Tenant, on demand, shall pay the reasonable out-of-pocket cost thereof.

C.Landlord’s Maintenance. Landlord agrees to maintain the following in a good and first class manner and in compliance with applicable laws: the exterior walls, roof, foundation, and other structural portions and the Building, the common areas, the mechanical, electrical, plumbing and HVAC systems, if any, that serve more than one tenant in the Building. Landlord shall also be responsible for the maintenance and repair (including any necessary replacements) of utility and mechanical systems and equipment up to the point of hook up for the Premises. In addition, on the Commencement Date, Landlord shall be deemed to have certified that all HVAC equipment and systems, hot water heater, plumbing and electrical systems are in good working order and shall guarantee all of the foregoing servicing the Premises for the first twelve (12) months of the Term. If any HVAC unit exclusively serving the Premises fails and requires replacement during that 12 month period, then Landlord shall replace the HVAC unit with a new unit of the same quality and capacity (as reasonably determined by a licensed HVAC contractor) at Landlord’s sole cost and expense, subject to reimbursement as provided in the following sentence. The cost of the replacement unit shall be amortized over a 15-year useful life at an annual interest rate equal to five percent (5%) and Tenant shall pay Tenant’s proportionate share of such amortized cost over the remaining Term.

D.HVAC Inspections. Maintenance of the all HVAC systems shall specifically include the reasonable cost of semi-annual inspections performed by Landlord’s own engineers or by an independent mechanical contractor who shall be contract for by Landlord. In either event, said cost shall be included by Landlord in Operating Expenses under Article 6 of this Lease Agreement.

E.Tenant’s HVAC Replacement. If in the commercially reasonable judgment of Landlord Tenant’s HVAC or portion thereof requires replacement after the first anniversary of the Commencement Date rather than repair and such replacement constitutes a capital improvement, such replacement shall be undertaken by Landlord at its initial cost; provided, however (i) such cost of replacement (together with accrued interest thereon at the rate of six percent (6%) per annum) shall be amortized in equal monthly installments over an assumed useful life of such capital improvement of one hundred eight (180) months and (ii) Tenant shall reimburse Landlord monthly, as Additional Rent, for the amortized portion thereof attributable to the remainder of the Term of this Lease Agreement (including any renewals or extensions thereof) payable in equal monthly installments on the same days monthly installments of Minimum Rent are payable under this Lease Agreement.

ARTICLE 10 - NON-PERMITTED USE

Tenant agrees to use the Premises only for the purposes set forth in Article 2 hereof. Tenant further agrees not to commit or permit any act to be performed on the Premises or any omission to occur which shall be in violation of any statute, regulation or ordinance of any governmental body or which will increase the insurance rates on the Building or which will be in violation of any insurance policy carried on the Building by the Landlord, provided Landlord has notified Tenant in writing of any such insurance requirements. Tenant, at its expense, shall comply with all governmental laws, ordinances, rules and regulations applicable to the use of the Premises and its occupancy and shall promptly comply with all governmental orders, rulings and directives for the correction, prevention and abatement of any violation upon, or in connection with the Premises or Tenant's use or occupancy of the Premises, including the making of any alterations or improvements to the Premises, all at Tenant's sole cost and expense. Any provision of this Lease to the contrary notwithstanding, (i) Tenant shall in no event be obligated to perform or bear the cost of any work or repair of a capital or structural nature in connection with compliance with any laws applicable to the Premises unless required solely due to Tenant’s specific use of the Premises (as opposed to general office purposes); and (ii) Tenant shall not be required to correct any condition that does not comply with laws if such condition existed on or before the Commencement Date. The Tenant shall not disturb other occupants of the Building by making any undue or unseemly noise or otherwise and shall not do or permit to be done in or about the Premises anything which will be dangerous to life or limb.

ARTICLE 11 - INSPECTION

Upon not less than 24 hours prior notice to Tenant (or after reasonable notice in the event of an emergency), Landlord or its employees or agents shall have the right without any diminution of rent or other charges payable hereunder by Tenant to enter the Premises at all reasonable times for the purpose of exhibiting the

Premises to prospective tenants or purchasers or existing or prospective mortgagees of the Building (“Mortgagees”), inspection, repairing, testing, altering or improving the same or said Building, but nothing contained in this Article shall be construed so as to impose any obligation on the Landlord to make any repairs, alterations or improvements. Landlord shall use commercially reasonable efforts to minimize any interference with the conduct of Tenant’s business in the Premises in connection with any such entry. In addition, in connection with any entry by Landlord, Landlord’s representatives, agents, contractors, or any other party (a) Landlord shall repair any damage caused during any entry into the Premises under this Article 11, (b) all information in the Premises shall be deemed confidential and neither Landlord, nor any of Landlord’s employees, agents or contractors shall disclose any such information to any third party, (c) in its sole but commercially reasonable discretion, Tenant shall have the right to require a duly executed non-disclosure agreement on Tenant’s then-current form prior to permitting any third party (person or entity) to enter the Premises (and Tenant may deny access in the absence of such a non-disclosure agreement), (d) except in an emergency that presents an imminent threat of damage to persons or property, Tenant shall have the right to deny access to the Premises to third parties if Tenant determines in its sole discretion that allowing such third party potential exposure to Tenant’s proprietary and confidential information within the Premises would be detrimental to Tenant’s business interests, and (e) Tenant may elect to accompany anyone entering the Premises under this Article 11.

ARTICLE 12 - ALTERATIONS

Tenant will not make any alterations, repairs, additions or improvements in or to the Premises (for purposes of this Article 12, any of the foregoing being referred to as the “Work”) or add, disturb or in any way change any plumbing, wiring, life/safety or mechanical systems, locks, or structural portions of the Building without the prior written consent of the Landlord as to the character of the Work, the manner of doing the Work, and the contractor(s) doing the Work. Such consent shall not be unreasonably withheld or delayed. As a condition to Landlord’s consent to Work proposed by Tenant, Landlord may impose such reasonable conditions with respect thereto as Landlord deems appropriate, including, without limitation, requiring Tenant to furnish insurance against liabilities that may arise out of such Work, plans and specifications approved by Landlord and permits necessary for such Work. In addition, Landlord may as a condition to approving Tenant’s request to complete the Work, notify Tenant in writing concurrently with such approval, that Tenant must remove at the expiration or earlier termination of this Lease that portion of the Work that is designated by Landlord for removal in such approval (the “Required Removables”), provided that Landlord may only include in Required Removables those alterations that are not usual and customary for a tenant operating in a building of this sort or that requires materially excessive removal costs. In addition, Landlord may not designate any portion of the Tenant Improvements installed pursuant to Section 4 as Required Removables. If Landlord does not expressly describe any Required Removables at the time it consents to the installation or completion of Work, then Tenant shall not be required to remove them upon the expiration or earlier termination of this Lease. If such Work is performed by contractor(s) not retained by Landlord, Tenant shall upon completion of such Work, deliver to Landlord evidence that payment for all such Work has been made by Tenant, contractors’ affidavits and full and final mechanic’s lien waivers. and (ii) pay to Landlord a construction supervision fee of five percent (5%) of the total cost of such Work, but in no event less than $500.00 to reimburse Landlord for the costs incurred by its construction manager in inspecting and supervising such Work, which fee shall be used to offset Operating Expenses. All such Work shall be done in a good and workmanlike manner using quality materials and shall comply with all applicable governmental laws, ordinances, rules and regulations. Tenant agrees to indemnify and hold Landlord free and harmless from any liability, loss, cost, damage or expense (including attorney's fees) by reason of any of such Work. The provisions of Article 27 of this Lease Agreement shall apply to all Work performed under this Article 12.

ARTICLE 13 - SIGNS

Tenant agrees that no signs or other advertising materials shall be erected, attached or affixed to any portion of the exterior (or if an interior sign is visible to the exterior )of the Premises or the Building without the express prior written consent of Landlord. Notwithstanding the above, Subject to City approval, Landlord shall allow Tenant, at its sole expense, to have exterior signage. Said signage must be submitted to landlord for its reasonable approval.

ARTICLE 14 – COMMON AREAS

A.Tenant agrees that the use of all corridors, passageways, elevators, toilet rooms, parking areas and landscaped areas in and around said Building, by the Tenant or Tenant's employees, visitors or invitees, shall be subject to such rules and regulations as may from time to time be made by Landlord for the safety, comfort and convenience of the owners, occupants, tenants and invitees of said Building. Tenant agrees that no awnings, curtains, drapes or shades shall be used upon the Premises except as may be approved by Landlord.

B.In addition to the Premises, Tenant shall have the right of non-exclusive use, in common with others, of (a) all unrestricted automobile parking areas, driveways and walkways and other common areas in and around the Building, and (b) loading facilities, freight elevators and other facilities as may be constructed in the Building, all to be subject to the terms and conditions of this Lease Agreement and to reasonable rules and regulations for the use thereof as prescribed from time to time by Landlord.

C.Intentionally Deleted.

D.Landlord and Tenant agree that Landlord will not be responsible for any loss, theft or damage to vehicles, or the contents thereof, parked or left in the parking areas of the Building and Tenant agrees to so advise its employees, visitors or invitees who may use such parking areas. The parking areas shall include those areas designated by Landlord, in its sole discretion, as either restricted or unrestricted parking areas. Any restricted parking areas shall be leased only by separate license agreement with Landlord. Tenant further agrees not to use or permit its employees, visitors or invitees to use the parking areas for overnight storage of vehicles.

ARTICLE 15 - ASSIGNMENT AND SUBLETTING

A. Tenant agrees not to assign, sublet, license, mortgage or encumber this Lease Agreement, the Premises, or any part thereof, whether by voluntary act, operation of law, or otherwise, without the specific prior written consent of Landlord in each instance, which will not be unreasonably withheld, conditioned or delayed. If Tenant is a corporation, partnership or other legal entity, transfer of a controlling interest of Tenant shall be considered an assignment of this Lease Agreement for purposes of this Article. Consent by Landlord in one such instance shall not be a waiver of Landlord’s rights under this Article as to requiring consent for any subsequent instance. In connection with any assignment of this Lease Agreement or subletting of the Premises made or requested by Tenant for which Landlord’s consent is required, Tenant shall pay Landlord (i) a processing fee of $500.00 and (ii) all reasonable out-of-pocket costs incurred by Landlord, including reasonable attorneys’ fees, not to exceed $2,000.00. In the event Tenant desires to sublet a part or all of the Premises, or assign this Lease Agreement, Tenant shall give written notice to Landlord at least thirty (30) days prior to the proposed subletting or assignment, which notice shall state the name of the proposed subtenant or assignee, the terms of any sublease or assignment documents and copies of financial reports or other relevant financial information of the proposed subtenant or assignee. At Landlord’s option, any and all payments by the proposed assignee or subtenant with respect to the assignment or sublease shall be paid directly to Landlord, not to exceed the amount Tenant owes to Landlord for such period. In any event no assignment or subletting shall release Tenant of its obligation to pay the rent and to perform all other obligations to be performed by Tenant hereunder for the Term of this Lease Agreement The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. In addition, in connection with any assignment of this Lease Agreement or subletting of the Premises made or requested by Tenant for which Landlord’s consent is required, Landlord may at Landlord’s option, terminate the Lease Agreement in lieu of giving its consent to the requested assignment or subletting (which termination may be contingent upon the execution of a new lease with the proposed assignee or subtenant), provided that Landlord delivers a written notice of such election to Tenant within five (5) business days following Tenant’s request for Landlord’s approval. In the event Landlord timely delivers a written notice electing to terminate this Lease in lieu of giving its consent, Tenant may rescind its request for the assignment or sublease in writing, in which case, Landlord’s notice of termination shall be void and this Lease shall continue in full force and effect. If Landlord shall give its consent to any sublease, Tenant shall, in consideration therefor, pay to Landlord, as additional rent: an amount equal to fifty (50%) percent of any net rents, additional charges, or other consideration payable under the sublease by the subtenant to Tenant that are in excess of the fixed rent and additional rent accruing during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant hereunder) pursuant to the terms hereof, including all sums paid for the sale or rental of Tenant’s fixtures, leasehold improvements, equipment, furniture or other personal property in excess of fair market value, less Tenant’s costs related to such sublease, including free rent, transfer taxes, reasonable attorneys fees, brokerage fees, alteration costs, and subtenant improvement allowances. The sums payable under the previous sentence shall be paid to Landlord as and when paid by the subtenant to Tenant.

B.Landlord's right to assign this Lease Agreement is and shall remain unqualified upon any sale or transfer of the Building and, providing the purchaser succeeds to the interests of Landlord under this Lease Agreement and the purchaser affirmatively assumes in writing all of Landlord’s obligatinos under this Lease, Landlord shall thereupon be entirely freed of all obligations of the Landlord hereunder that arise and relate to periods after such conveyance and shall not be subject to any liability resulting from any act or omission or event occurring after such conveyance.

C.Any provision of this Lease to the contrary notwithstanding, Tenant shall have the right to assign the Lease, sublet the Premises or otherwise transfer Tenant’s interest under the Lease to any of the following (each a “Permitted Transferee”): (i) any parent, affiliate or subsidiary entity of Tenant, (ii) any entity resulting from a merger, spin off or split up involving Tenant or its parent entity, if any, and (iii) any person or entity acquiring substantially all of Tenant’s assets. Tenant may not assign this Lease to any entity that has net worth below that of Tenant on the date of such assignment unless Tenant continues to remain liable for the obligations of Tenant under this Lease following such assignment. Any such transfer shall not be subject to the foregoing provisions of this Article 15, be prohibited or require Landlord’s consent. Furthermore, in no event shall the public sale of stock in Tenant or its parent or subsidiaries be deemed to constitute a transfer of this Lease.

ARTICLE 16 - LOSS BY CASUALTY

If the Building is damaged or destroyed by fire or other casualty Landlord shall deliver a written notice to Tenant detailing the time estimated by Landlord’s architect or general contractor to restore such damage. If it will take more than one hundred eighty (180) days to restore such damage, either Landlord or Tenant shall have the right to terminate this Lease Agreement, provided it gives written notice thereof to the other within thirty (30) days after Landlord delivers the notice detailing the restoration period. If a portion of the Building is damaged by fire or other casualty, and neither Landlord nor Tenant elects to terminate this Lease Agreement, the Landlord shall, at its expense, restore the Premises to as near the condition which existed immediately prior to such damage or destruction, as reasonably possible, and the rentals shall abate during such period of time as the Premises are untenantable, in the proportion that the untenantable portion of the Premises bears to the entire Premises.

ARTICLE 17 - WAIVER OF SUBROGATION

Landlord and Tenant hereby release the other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property caused by fire or any of the extended coverage or supplementary contract casualties, even if such fire or other casualty shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible.

ARTICLE 18 - EMINENT DOMAIN

If the entire Building is taken by eminent domain, this Lease Agreement shall automatically terminate as of the date of taking. If all of the Premises or more than 51% of the Building is taken by eminent domain, Landlord shall have the right to terminate this Lease Agreement, provided it gives written notice thereof to the Tenant within thirty (30) days after the date of taking. If any portion of the Premises is taken and Tenant determines that it cannot continue to conduct its business in the Premises, Tenant may terminate this Lease by providing written notice of such election within thirty (30) after the date of the taking. If a portion of the Building or Premises is taken by eminent domain and this Lease Agreement is not terminated by Landlord or Tenant as provided above, the

Landlord shall, at its expense, restore the Building or Premises to as near the condition which existed immediately prior to the date of taking as reasonably possible, and the rentals shall abate during such period of time as the Premises are untenantable, in the proportion that the untenantable portion of the Premises bears to the entire Premises. All damages awarded for such taking under the power of eminent domain shall belong to and be the sole property of Landlord, irrespective of the basis upon which they are awarded, provided, however, that nothing contained herein shall prevent Tenant from making a separate claim to the condemning authority for its moving expenses and trade fixtures. For purposes of this Article, a taking by eminent domain shall include Landlord's giving of a deed under threat of condemnation.

ARTICLE 19 - SURRENDER

On the last day of the Term of this Lease Agreement or on the sooner termination thereof in accordance with the terms hereof, Tenant shall peaceably surrender the Premises in good condition and repair consistent with Tenant's duty to make repairs as provided in Article 9 hereof. On or before said last day, Tenant shall at its expense remove all of its equipment from the Premises and any Required Removables, repairing any damage caused thereby, and any property not removed shall be deemed abandoned. Except for Required Removables, all alterations, additions and fixtures other than Tenant’s trade fixtures, which have been made or installed by either Landlord or Tenant upon the Premises shall remain as Landlord's property and shall be surrendered with the Premises as a part thereof.

ARTICLE 20 - NON-PAYMENT OF RENT, DEFAULTS

If any one or more of the following occurs: (1) a rent payment or any other payment due from Tenant to Landlord shall be and remain unpaid in whole or in part for more than ten (10) days after Landlord’s written notice of non-payment to Tenant; (2) Tenant shall violate or default on any of the other covenants, agreements, stipulations or conditions in this Lease, and such violation or default shall continue for a period of thirty (30) days after written notice from Landlord of such violation or default; provided, however, if Tenant’s failure or breach is of a nature such that it cannot reasonably be cured within such thirty (30) day period, Tenant shall not be deemed to be in default of this Lease if Tenant commences to cure such failure or breach within such thirty (30) day period and thereafter diligently prosecutes such cure to completion; or (3) if Tenant shall commence or have commenced against Tenant proceedings under a bankruptcy, receivership, insolvency or similar type of action, and such proceedings are not resolved within ninety (90) days; then it shall be optional for Landlord, without further notice or demand, to cure such default or to declare this Lease Agreement forfeited and the said Term ended, or to terminate only Tenant's right to possession of the Premises, and to re-enter the Premises, with or without process of law, using such force as may be necessary to remove all persons or chattels therefrom, and Landlord shall not be liable for damages by reason of such re-entry or forfeiture; but notwithstanding re-entry by Landlord or termination only of Tenant's right to possession of the Premises, the liability of Tenant for the rent and all other sums provided herein shall not be relinquished or extinguished for the balance of the Term of this Lease Agreement and Landlord shall be entitled to periodically sue Tenant for all sums due under this Lease Agreement or which become due prior to judgment, but such suit shall not bar subsequent suits for any further sums coming due thereafter. Tenant shall be responsible for, in addition to the rentals and other sums agreed to be paid hereunder, the cost of any necessary maintenance, repair, restoration, reletting (including related reasonable cost of removal or modification of tenant improvements) or cure as well as reasonable attorney's fees incurred or awarded in any suit or action instituted by Landlord to enforce the provisions of this Lease Agreement, regain possession of the Premises, or the collection of the rentals due Landlord hereunder. Tenant shall also be liable to Landlord for the payment of a late charge in the amount of five percent (5%) of the rental installment or other sum due Landlord hereunder if said payment has not been received within ten (10) days from the date that said payment becomes due and payable. Landlord agrees to waive any late fee for the first late payment in any calendar year if the amount due is paid within the cure period described above. Tenant agrees to pay interest at the rate of twelve percent (12%) per annum or the maximum permissible rate under the applicable usury statutes, whichever is less, on all rentals and other sums due Landlord hereunder not paid within ten (10) days from the date same become due and payable. Each right or remedy of Landlord provided for in this Lease Agreement shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease Agreement now or hereafter existing at law or in equity or by statute or otherwise. Any provision of this Lease to the contrary notwithstanding, any eviction or detainer action by Landlord with respect to Tenant’s right to use the Premises pursuant to this Lease, shall be conducted in accordance with proper statutory procedures.

ARTICLE 21 - LANDLORD’S DEFAULT

Landlord shall not be deemed to be in default under this Lease Agreement until Tenant has given Landlord written notice specifying the nature of the default and Landlord does not cure such default within thirty (30) days after receipt of such notice or within such reasonable time thereafter as may be necessary to cure such default where such default is of such a character as to reasonably require more than thirty (30) days to cure, provided that Landlord promptly commence and diligently pursue such cure to completion. Notwithstanding any cure/grace periods provided for in this Lease, Landlord shall act immediately to cure any default on its part that results in any emergency constituting a threat of imminent damage to persons or property.

ARTICLE 22 - HOLDING OVER

Tenant will, at the expiration of this Lease Agreement, whether by lapse of time or termination, give up immediate possession to Landlord. If Tenant fails to give up possession the Landlord may, at its option, serve written notice upon Tenant that such holdover constitutes any one of (i) creation of a month-to-month tenancy, or (ii) creation of a tenancy at sufferance. If Landlord does not give said notice, Tenant's holdover shall create a tenancy at sufferance. In any such event the tenancy shall be upon the terms and conditions of this Lease Agreement, except that the Minimum Rental shall be 150% the Minimum Rental Tenant was obligated to pay Landlord under this Lease Agreement immediately prior to termination (in the case of tenancy at sufferance such Minimum Rental shall be prorated on the basis of a 365 day year for each day Tenant remains in possession); excepting further that in the case of a tenancy at sufferance, no notices shall be required prior to commencement of any legal action to gain repossession of the Premises, except for the notice contemplated in Article 20. In the case of a tenancy at sufferance, if Tenant remains in the Premises for more than thirty (30) days, Tenant shall also pay to Landlord all reasonable direct damages sustained by Landlord resulting from retention of possession by Tenant. The provisions of this Article shall not constitute a waiver by Landlord of any right of re-entry as otherwise available to Landlord; nor shall receipt of any rent or any other act in apparent affirmance of the tenancy operate as a waiver of the right to terminate this Lease Agreement for a breach by Tenant hereof.

ARTICLE 23 - SUBORDINATION

Tenant agrees that this Lease Agreement shall be subordinate to any mortgage(s) that may now or hereafter be placed upon the Building or any part thereof, and to any and all advances to be made thereunder, and to the interest thereon, and all renewals, replacements, and extensions thereof, provided the Mortgagee named in any such mortgage shall agree to recognize this Lease Agreement and not disturb Tenant’s rights hereunder in the event of foreclosure provided the Tenant is not in default. This subordination and non-disturbance shall be self-operative and no further certificate or instrument of subordination need be required by any such Mortgagee. In confirmation of such subordination and non-disturbance, however, Tenant shall promptly execute and deliver any commercially reasoanble instrument, in recordable form, as required by Landlord's Mortgagee to memorialize such agreements. In the event of any Mortgagee electing to have the Lease Agreement a prior encumbrance to its mortgage, then and in such event upon such Mortgagee notifying Tenant to that effect, this Lease Agreement shall be deemed prior in encumbrance to the said mortgage, whether this Lease Agreement is dated prior to or subsequent to the date of said mortgage. Landlord has provided Tenant with Landlord’s Lender’s form of subordination, non-disturbance and attorney ment agreement (“SNDA”) for Teannt to negotiate commercially reasonable changes to with Landlord’s Lender. Landlord shall use commercially reasonable efforts to cause its lender to enter into a commercially reasonable form of SNDA within thirty (30) days after the date of this Lease. Notwithstanding anything to the contrary in this Agreement, if Lender, Landlord and Tenant do not execute an SNDA in form and substance reasonably acceptable to Tenant within thirty (30) days of the execution of this Lease, Tenant shall have the one-time right to cancel said Lease by provding written notice of such election to Landlord not later than January 1, 2018.

ARTICLE 24- INDEMNITY, INSURANCE AND SECURITY

A.Tenant will keep in force at its own expense for so long as this Lease Agreement remains in effect commercial general liability insurance with respect to the Premises in which Landlord shall be named as an additional insured, in companies reasonably acceptable to Landlord with a minimum combined limit of liability of Two Million Dollars ($2,000,000.00). This limit shall apply per location. Said insurance shall also provide for contractual liability coverage by endorsement. Tenant will further deposit with Landlord certificates of insurance. In addition, Tenant shall deliver written notice to Landlord at least thirty (30) days prior to cancellation, material change, or failure to renew the insurance. Tenant further covenants and agrees to indemnify and hold Landlord and Landlord’s manager of the Building harmless for any claim, loss or damage, including reasonable attorney’s fees, suffered by Landlord, Landlord's manager or Landlord's other tenants to the extent caused by: i) any negligent act or omission or willful misconduct by Tenant, Tenant's employees or anyone claiming through or by Tenant in, at, or around the Premises or the Building; ii) the conduct or management of any work or thing whatsoever done by Tenant in or about the Premises; or iii) Tenant's failure to comply with any and all governmental laws, rules, ordinances or regulations applicable to the use of the Premises and its occupancy pursuant to Article 10. Tenant’s indemnity obligations under this Article 24 shall survive the expiration or earlier termination of this Lease Agreement. If Tenant shall not comply with its covenants made in this Article 24, Landlord may, at its option after the expiration of the notice and cure periods described in Article 20, cause insurance as aforesaid to be issued and in such event Tenant agrees to pay the premium for such insurance promptly upon Landlord's demand.

B.Tenant shall be responsible for the security and safeguarding of the Premises and all property kept, stored or maintained in the Premises. Landlord will make available to Tenant, at Tenant's request, the plans and specifications for construction of the Building and the Premises. Tenant represents that, based on the plans provided by Landlord, it is satisfied that the construction of the Building and the Premises, including the floors, walls, windows, doors and means of access thereto are suitable for the particular needs of Tenant’s business. Tenant further represents that, as of the date of this Lease, it is satisfied with the security of said Building and Premises for the protection of any property which may be owned, held, stored or otherwise caused or permitted by Tenant to be present upon the Premises. The placement and sufficiency of all safes, vaults, cash or security drawers, cabinets or the like placed upon the Premises by Tenant shall be at the sole responsibility and risk of Tenant. Tenant shall maintain in force throughout the Term, insurance upon all contents of the Premises, including that owned by others and Tenant's equipment. Tenant shall have access to the Building via a key-card, 24 hrs per day, 7 days per week, 365 days a year.

C.Landlord shall carry and cause to be in full force and effect a fire and extended coverage insurance policy on the Building (including the Premises) for the full replacement value (less a commercially reasonable deductible), but not contents owned, leased or otherwise in possession of Tenant. The cost of such insurance shall be an Operating Expense. Landlord further covenants and agrees to indemnify and hold Tenant harmless for any claim, loss or damage, including reasonable attorney's fees, suffered by Tenant or any of its employees to the extent caused by the negligent act or omission or willful misconduct by Landlord or any of Landlord’s employees, contactors or agents.

ARTICLE 25 - NOTICES, DEMANDS AND OTHER INSTRUMENTS

All notices, demands, requests, consents, approvals and other instruments required or permitted to be given pursuant to the terms of this Lease Agreement shall be in writing and shall be deemed to have been properly given if (a) with respect to Tenant, sent by registered mail, postage prepaid, or sent by telegram, overnight express courier, facsimile followed by overnight express delivery or delivered by hand, in each case addressed to Tenant at the address set forth below, and (b) with respect to Landlord, sent by registered mail, postage prepaid, or sent by telegram, overnight express courier, facsimile followed by overnight express delivery or delivered by hand in each case, addressed to Landlord at its address first above set forth along with a copy to any Mortgagee, if Tenant has been advised of the address for such Mortgagee, delivered in the same manner; provided however that in no event shall Minimum Rental or Additional Rental be deemed to have been made, given or delivered until actually received by Landlord. Landlord and Tenant shall each have the right from time to time to specify as its address for purposes of this Lease Agreement any other address in the United States of America upon fifteen (15) days’ written notice thereof, similarly given, to the other party and any Mortgagee. Tenant's address for notices under this Lease is:

SURMODICS, INC.

9924 W 74th St.

Eden Prairie, Minnesota 55344

Attn: General Counsel

With copy emailed to: licenseadministration@surmodics.com

ARTICLE 26 - APPLICABLE LAW

This Lease Agreement shall be construed under the laws of the State of Minnesota.

ARTICLE 27 - MECHANICS' LIEN

In the event any mechanic's lien shall at any time be filed against the Premises or any part of the Building by reason of work, labor, services or materials performed or furnished to Tenant or to anyone holding the Premises through or under Tenant, Tenant shall forthwith cause the same to be discharged of record. If Tenant shall fail to cause such lien forthwith to be discharged (or bonded over in accordance with applicable laws) within thirty (30) days after being notified of the filing thereof, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same by paying the amount claimed to be due, or by bonding, and the amount so paid by Landlord and all costs and expenses, including reasonable attorney's fees incurred by Landlord in procuring the discharge of such lien, shall be due and payable in full by Tenant to Landlord on demand.

ARTICLE 28 - INTENTIONALLY OMITTED

ARTICLE 29 - BROKERAGE

Each of the parties represents and warrants that except only as may be provided below in this Article 29, there are no claims for brokerage commissions or finder's fees (collectively “Leasing Commissions”) in connection with this Lease Agreement, and agrees to indemnify the other party against, and hold it harmless from all liabilities arising from any claim for Leasing Commissions asserted by a broker, agent or other person or entity claiming through the indemnifying party, including without limitation, the cost of attorney's fees in connection therewith. Notwithstanding the foregoing, Landlord shall pay Carlson-Commercial Real Estate Advisers (“Tenant’s Broker”) a brokerage commission of $8.75 per rentable square foot in the Premises, 50% of which will be paid within thiry (30) days of lease execution and 50% of which will be paid on the Commencement Date. In addition, upon Tenant’s exercise of each of the First Renewal Period and Second Renewal Period and upon any expansion contemplated in Section 36 below, Landlord shall pay to Tenant’s Broker, if Teannt’s Broker is the Tenant’s Broker at the time of renewal or if Tenant’s Broker represented Tenant in any expansion as contemplated in Article 36, a brokerage commission equal to the foregoing amount (on a per square foot basis), prorated for the term of the applicable renewal period. Landlord agrees to indemnify Tenant from any and all claims and demands made by Tenant’s Broker in connection with any brokerage fees or commission arising in connection with this Lease or any renewal or expansion thereof. Tenat agrees to indemnity Landlord from any and all claims and demands made by any other broker claiming any brokerage fees or commission on account of the actions of Tenant and arising in connection with this Lease or any renewal or expansion thereof.

ARTICLE 30 - INTENTIONALLY OMITTED

ARTICLE 31 - ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS

Each party hereto agrees that at any time, and from time to time during the Term of this Lease Agreement (but not more often than twice in each calendar year), within ten (10) business days after request by the other party hereto, it will execute, acknowledge and deliver to such other party or to any prospective purchaser, assignee or mortgagee designated by such other party, an estoppel certificate in a form reasonably acceptable to the requesting party.

ARTICLE 32 - GENERAL

This Lease Agreement does not create the relationship of principal and agent or of partnership or of joint venture or of any association between Landlord and Tenant, the sole relationship between Landlord and Tenant being that of landlord and tenant. No waiver of any default of Tenant hereunder shall be implied from any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the express waiver and that only for the time and to the extent therein stated. The marginal or topical headings of the several Articles, paragraphs and clauses are for convenience only and do not define, limit or construe the contents of such Articles, paragraphs or clauses. All preliminary negotiations are merged into and incorporated in this Lease Agreement. This Lease Agreement can only be modified or amended by an agreement in writing signed by the parties hereto. All provisions hereof shall be binding upon the heirs, successors and assigns of each party hereto. If any term or provision of this Lease Agreement shall to any extent be held invalid or unenforceable, the remainder shall not be affected thereby, and each other term and provision of this Lease Agreement shall be valid and be enforced to the fullest extent permitted by law. If Tenant is a legal entity, each individual executing this Lease Agreement on behalf of said entity represents and warrants that he is duly authorized to execute and deliver this Lease Agreement on behalf of said entity in accordance with a duly adopted resolution of the governing body of said entity or in accordance with the organizational documents of said entity, and that this Lease Agreement is binding upon said entity in accordance with its terms. No receipt or acceptance by Landlord from Tenant of less than the monthly rent herein stipulated shall be deemed to be other than a partial payment on account for any due and unpaid stipulated rent; no endorsement or statement of any check or any letter or other writing accompanying any check or payment of rent to Landlord shall be deemed an accord and satisfaction, and Landlord may accept and negotiate such check or payment without prejudice to Landlord's rights to (i) recover the remaining balance of such unpaid rent or (ii) pursue any other remedy provided in this Lease Agreement. Neither party shall record this Lease Agreement or any memorandum thereof, and any such recordation shall be a breach of this Lease Agreement void, and without effect. Time is of the essence with respect to the due performance of the terms, covenants and conditions herein contained. Submission of this instrument for examination does not constitute a reservation of or option for the Premises, and this Lease Agreement shall become effective only upon execution and delivery thereof by Landlord and Tenant.

ARTICLE 33 - SECURITY DEPOSIT

Upon the execution hereof, Tenant agrees to pay Landlord the sum to one month of Minimum Rent (the “Security Deposit”) to guarantee the payment of rent and the performance by Tenant of all the terms of this Lease Agreement. Such amount held as a Security Deposit shall bear no interest. Upon the occurrence of any default hereunder by Tenant, Landlord may use said Security Deposit to the extent necessary to cure such default, whether rent or otherwise. Upon the expiration of this Lease, any remaining balance of said Security Deposit shall be returned to Tenant. Tenant understands that its potential liability under this Lease Agreement is not limited to the amount of the Security Deposit. Use of such Security Deposit by Landlord shall not constitute a waiver, but is in addition to other remedies available to Landlord under this Lease Agreement and under law. Upon the use of all or any part of the Security Deposit to cure any default of Tenant, Tenant shall forthwith deposit with Landlord the amount of Security Deposit so used.

ARTICLE 34 - EXCULPATION

Tenant agrees to look solely to Landlord's interest in the Building (and proceed therefrom) tor the recovery of any judgment from Landlord, it being agreed that Landlord and Landlord's partners, whether general or limited (if Landlord is a partnership) or its directors, governors, officers, managers, members or shareholders (if Landlord is a limited liability company or corporation), shall never be personally liable for any such judgment.

ARTICLE 35 - SUBMISSION

Submission of this Lease Agreement by Landlord to Tenant for examination and/or execution shall not in any manner bind Landlord and no obligations on Landlord shall arise under this Lease Agreement unless and until this Lease Agreement is fully signed and delivered by Landlord and Tenant.

ARTICLE 36 - EXPANSION RIGHTS

(a)Tenant shall have a right of First Offer for any contiguous space in the Building (herein, the “Offer Space”) on the terms and conditions hereinafter set forth, when and if such space becomes “available for leasing.”

(b)Offer Space shall be deemed “available for leasing” after the latest to occur of (i) the expiration or earlier termination of the existing lease or leases for such space, including any renewals or extensions thereof, and (ii)if such space is subject to an expansion option in an existing lease, upon the expiration of such option or the earlier expiration of such lease. Notwithstanding the foregoing, Offer Space not subject to an existing lease or expansion option shall be deemed “available for leasing.”

(c)Prior to offering the Offer Space to the public for lease, Landlord shall give Tenant written notice (an “Offer Notice”) of the date of commencement of the term of the demise (the “Offer Space Commencement Date”) and the rental rate and other economic terms applicable to such Offer Space. The Offer Space Commencement Date shall no less than thirty (30) days and no more than sixty (60) days after the date such notice is given by Landlord.

(d)Tenant's right to lease the Offer Space from Landlord shall be exercisable by written notice from Tenant to Landlord of Tenant's election to exercise said right given not later than ten business (10) days after Landlord’s notice is given, time being of the essence. Tenant may not elect to lease less than the entire area of Offer Space described in Landlord's notice and Tenant may not exercise said right if there is less than three (3) years left on the Term of this Lease (unless concurrently with Tenant’s exercise of its option, Tenant elects to extend the Term of this Lease pursuant to an outstanding renewal option). If Tenant does not timely exercise its option to lease the entire Offer Space, Tenant's right to lease the Offer Space shall thereupon expire and Landlord shall have the right for a period of one-hundred (180) days to lease the Offer Space to a third party on the terms specified in the Offer Notice, subject to non-material changes in the essential terms and conditions of the Offer Notice, provided there is no reduction to the net effective rental rate offered to the third party. If Landlord desires to lease the Offer Space on terms more favorable to the tenant than those described in the Offer Notice or if Landlord does not lease the Offer Space within such 180 day period, then such space shall again be deemed “available for leasing” and shall be offered to Tenant pursuant to the terms of this Article 36. If Landlord does enter into a lease for the Offer Space with a third party and such space later becomes “available for leasing” as described above, such space shall again be offered to Tenant pursuant to the terms of this Article 36. Except for an assignment to a Permitted Transferee, the Refusal Right is personal to Tenant and may not be assigned by Tenant in connection with an assignment of this Lease or otherwise. The Refusal Right may not be exercised by anyone other than Tenant or a Permitted Transferee. Any attempted assignment of the Refusal Right to other an a Permitted Transferee shall be of no effect and the Refusal Right shall become forever null and void as of the date of the purported assignment.

(e)If Tenant has validly exercised its right to lease the Offer Space, then, effective as of the Offer Space Commencement Date, such Offer Space shall be delivered to Tenant in the condition described in the Offer Notice and included in the Premises, subject to all of the terms, conditions and provisions of this Lease, except as follows:

(i) The rentable area of the Premises shall be increased by the rentable area of the Offer Space, and Tenant's proportionate share shall be increased in a corresponding manner;

(ii)The term of the demise covering such Offer Space shall commence on the Offer Space Commencement Date and shall expire on the Expiration Date, subject to any renewal options held by Tenant under this Lease;

(iii)The monthly installment of rent for such Offer Space shall be at the Fair Market Rental Value at the time of the Offer Notice, which shall be determined as set forth below; and

(iv)Such other terms shall be included as are reasonably required to conform to the terms of the Offer Notice.

(f)If Tenant has validly exercised its right to lease the Offer Space, at the request of either party hereto, Landlord and Tenant shall enter into a written amendment to this Lease confirming the terms, conditions and provisions applicable to such Offer Space as determined in accordance herewith.

(g)The Fair Market Rental Value as contemplated by this Section shall be determined as follows: Landlord shall notify Tenant of Landlord’s opinion of the Fair Market Rental Value in the Offer Notice. If Tenant disputes Landlord’s opinion, Tenant shall, within ten (10) business days after receipt of the Offer Notice, by written notice to Landlord, notify Landlord of Tenant’s opinion of the Fair Market Rental Value and that Tenant elects “baseball” arbitration on an expedited basis and in accordance with the then prevailing American Arbitration (“AAA”) Rules (“Tenant’s FMRV Notice”). AAA shall designate as arbitrator an appraiser familiar with commercial buildings and office tenants located in the Eden Prairie, Hennepin County, Minnesota area. The Landlord shall submit to the arbitrator its proposed amount of Fair Market Rental Value, which cannot exceed Landlord’s proposed Fair Market Rental Value set forth in the Offer Notice; Tenant shall submit to the arbitrator its proposed amount of Fair Market Rental Value which cannot be less than Tenant’s proposed Fair Market Rental Value set forth in Tenant’s FMRV Notice; and the arbitrator, after hearing testimony from the parties and their expert witnesses, shall select either Landlord’s or Tenant’s proposed Fair Market Rental Value for the Offer Space. Each party shall pay the cost and expenses of its own expert witnesses and attorneys fees, and the parties shall share the cost of the arbitration equally. Tenant shall have no further right or option to renew after expiration of the Renewal Period.

ARTICLE 37- STATE OF MINNESOTA INCENTIVES

Tenant is pursuing certain incentives under the Minnesota Job Creation Fund and the Minnesota Investment Fund (the “State Incentives”). Within five (5) days of the Effective Date hereof, Tenant shall deposit Three Hundred Fifty Thousand and No/100 Dollars ($350,000.00) (the “Liquidated Damages”) to be held in escrow by the Minneapolis office of First American Title Insurance Company (the “Title Company”) in accordance with the escrow agreement attached hereto as Exhibit A-3 (the “Escrow Agreement”). If Tenant is unable to secure or determines that it will be unable to secure the State Incentives on or before April 1, 2018, Tenant may elect to terminate this Lease by providing written notice to Landlord on or before May 31, 2018, of Tenant’s election to terminate this Lease. If Tenant Tenant elects to terminate this Lease pursuant to this Article 37 (i) Landlord shall be entitled to receipt of the Liquidated Damages; and (ii) Tenant shall pay for all reasonable costs incurred by Landlord to secure this Lease; and (iii) if Tenant is in possession of the Premises, then on the thirtieth day after Tenant delivers its notice of termination, Tenant shall surrender of the Premises to Landlord in either: (i) broom clean condition as it was delivered to Teanat; or (ii) finish the build-out of the space in accordance with the Tenant Space Plans as approved by Landlord (collectively with the Liquidated Damages , the “Termination Conditions”). Upon the satisfaction of the Termination Conditions, this Lease shall be deemed terminated and the terms and conditions hereof shall be null and void. The parties acknowledge and agree that, in the event of a termination of this Lease by Tenant under this Article 37, (x) Landlord’s damages would be uncertain and difficult to ascertain; that the Liquidated Damages provided for herein constitutes a reasonable liquidation of such damages, and are not intended as a penalty, but as full liquidated damages. Time is of the essence of with respect to the terms of this Article 37. This Article 37 shall survive the expiration or any termination of this Lease.

IN WITNESS WHEREOF this Lease Agreement has been duly executed by the parties hereto as of the day and year indicated above.

TENANT: SURMODICS, INC.			LANDLORD:MN GOLDEN 1 LLC & MN GOLDEN 2 LLC

By:	/s/ Andrew D.C. LaFrence		By:	[Signature illegible]
	Its:	Vice President of Finance and Information Systems and Chief Financial Officer		Its:	Manager
Date:	November 14, 2017		Date:	November 17, 2017

LIST OF EXHIBITS

Exhibit A-1 - Depiction of Premises
Exhibit A-2 - Depiction of Location of Trash Dumpster
Exhibit A-3 - Escrow Agreement

EXHIBIT A-1

Depiction of Premises

(Schedule excluded. Surmodics, Inc. agrees to furnish the schedule to the Securities and Exchange Commission upon request.)

A-1-1

EXHIBIT A-2

Depiction of Trash Dumpster Area

(Schedule excluded. Surmodics, Inc. agrees to furnish the schedule to the Securities and Exchange Commission upon request.)

A-2-1

EXHIBIT A-3

Form of Escrow Agreement

(Schedule excluded. Surmodics, Inc. agrees to furnish the schedule to the Securities and Exchange Commission upon request.)

A-3-1